Exhibit 10.1

CLIFFORD CHANCE US LLP

Execution Version

Dated as of October 11, 2022

by and among

PROCAPS GROUP, S.A.,

as Borrower,

the Guarantors from time to time party hereto,

THE BANK OF NEW YORK MELLON,

as Administrative Agent and Collateral Agent,

the Lenders from time to time party hereto,

and

BofA SECURITIES, INC.,

JPMORGAN CHASE BANK, N.A.,

MORGAN STANLEY SENIOR FUNDING, INC.,

as Joint Lead Arrangers and Bookrunners

$485,000,000 CREDIT AGREEMENT

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SCHEDULES

2.01A	Commitments and Applicable Percentages
5.06	Litigation
5.08(e) 5.12(d)	Existing Investments Existing Pension Plans
5.13 5.20	Subsidiaries and Other Equity Investments; Loan Parties Labor Matters
6.12	Guarantors
7.01	Existing Liens
7.02	Existing Indebtedness
11.02	Administrative Agent’s Office, Certain Addresses for Notices
11.06	Disqualified Institutions

EXHIBITS

Form of

A	Form of Notice of Borrowing
B	Form of Note
C	Form of Compliance Certificate
D	Form of Officer’s Certificate
E-1	Assignment and Assumption
E-2	Form of Administrative Questionnaire
F	Form Subsidiary Guarantor Joinder Agreement
G-1	Form of Dutch Share Pledge Agreement
G-2	Form of Mexican Share Pledge Agreement
H	Form of Solvency Certificate
I	Form of Notice of Loan Prepayment

v

This CREDIT AGREEMENT (“Agreement”) is entered into as of October 11, 2022 (the “Effective Date”), by and among PROCAPS GROUP, S.A., a société anonyme incorporated and validly existing under the laws of the Grand Duchy of Luxembourg and having its registered office at 9 rue de Bitbourg, L1273 Luxembourg, Grand Duchy of Luxembourg and registered with the RCS under number B253360 (the “Borrower”), each guarantor from time to time party hereto (collectively, the “Guarantors” and individually, a “Guarantor”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), THE BANK OF NEW YORK MELLON, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), THE BANK OF NEW YORK MELLON, as collateral agent for the Lenders (in such capacity, the “Collateral Agent”), and BofA SECURITIES, INC., JPMORGAN CHASE BANK, N.A. and MORGAN STANLEY SENIOR FUNDING, INC. (or any of their respective designated affiliates), as joint lead arrangers and bookrunners (in such capacities, the “Joint Lead Arrangers and Bookrunners”).

PRELIMINARY STATEMENTS

WHEREAS, pursuant to that certain Stock Purchase Agreement (including all schedules and exhibits thereto) (the “Acquisition Agreement”), dated as of May 16, 2022, by and among AI Global Investments (Netherlands) PCC Limited, acting for and on behalf of the Soar Cell, Triana Capital S.A. de C.V., AI Pearl (Netherlands) B.V. and Perrigo Ireland 7 DAC (collectively, the “Sellers”), as sellers, and the Borrower, as purchaser, the Borrower intends to acquire, directly or indirectly, all of the outstanding Equity Interests in each of (a) AI Soar (Netherlands) B.V., a private limited company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands and registered with the Dutch trade register under number 69299633 (the “Somar Holding Company”), (b) Química y Farmacia, S.A. de C.V., a sociedad anónima de capital variable duly organized and validly existing under the laws of Mexico (“Quifa”), (c) PDM Acondifarma S.A. de C.V., a sociedad anónima de capital variable duly organized and validly existing under the laws of Mexico (“PDM”), (d) Gelcaps Exportadora de México, S.A. de C.V., a sociedad anónima de capital variable duly organized and validly existing under the laws of Mexico (“Gelcaps”) and Grupo Farmacéutico Somar, S.A.P.I. de C.V., a sociedad anónima promotora de inversión de capital variable duly organized and validly existing under the laws of Mexico (“GFS” and together with Quifa, PDM and Gelcaps, the “Mexican Target Companies” and together with Somar Holding Company, the “Target Companies”; and such acquisition of the Target Companies, the “Acquisition”).

WHEREAS, pursuant to that certain Assignment Instrument (the “Assignment Instrument”), dated as of August 3, 2022, by and among the Borrower, as assignor, and Allophane Holdings S.L., a company incorporated and existing under the laws of Spain, as assignee (“Allophane”), the Borrower transferred and assigned to Allophane its rights and/or obligations under the Acquisition Agreement to acquire a minority portion of the outstanding Equity Interests in each of the Mexican Target Companies pursuant to the terms of the Acquisition Agreement and the Assignment Instrument.

WHEREAS, in order to finance, in whole or in part, the Acquisition and other Permitted Uses, the Borrower has requested that the Lenders extend credit to the Borrower, on the terms and subject to the conditions set forth in this Agreement, in the form of Loans under the credit facility described herein;

WHEREAS, the Lenders are willing to extend credit to the Borrower on the terms and subject to the conditions set forth herein and in the other Loan Documents;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

Article I

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“ABR” means, for any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus 0.50 and (c) 1.00%. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

“ABR Loan” means a Loan that bears interest based on the ABR.

“Acquisition” has the meaning specified in the Preliminary Statements.

“Acquisition Agreement” has the meaning specified in the Preliminary Statements.

“Acquisition Agreement Representations” means the representations and warranties made by or with respect to the Borrower, the Target Companies and their subsidiaries in the Related Documents as are material to the interests of the Lenders, but only to the extent that the Borrower has the right to terminate its obligations under the Related Documents, or to decline to consummate the Acquisition pursuant to the Related Documents, as a result of a breach of such representations in the Related Documents (regardless of whether or not such obligations are actually terminated or such right to decline the consummation of the Acquisition is actually exercised).

“Administrative Agent” means The Bank of New York Mellon in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit E-2 or any other form approved by the Administrative Agent.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Parties” has the meaning specified in Section 11.02(c).

“Agreement” means this Credit Agreement.

“Allophane” has the meaning specified in the Preliminary Statements.

“Applicable Law” means, as to any Person, all applicable Laws binding upon such Person or to which such a Person is subject.

“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) which such Lender’s Commitment (or, after the disbursement thereof, the Outstanding Amount of such Lender’s Loans) represents of the Aggregate Commitments (or, after the disbursement thereof, the Outstanding Amount of (i) all Loans, (ii) all Designated International Loans or (iii) all Designated Colombian Loans, as applicable). The initial Applicable Percentage of each Lender in respect of the Aggregate Commitments or all Loans, as applicable, is set forth opposite the name of such Lender on Schedule 2.01A or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means, from time to time, the following rates based upon the Debt Rating as set forth below:

Applicable Rate
Pricing Level	Debt Ratings	Period (Months from the Closing Date)	Rate
1	≥Ba2/BB	0-3	500.0 bps
		4-6	550.0 bps
		7-9	600.0 bps
		10-12	650.0 bps
2	Split ratings of ≥Ba2/BB and ≤Ba3/BB-	0-3	537.5 bps
		4-6	587.5 bps
		7-9	637.5 bps
		10-12	687.5 bps
3	≤Ba3/BB-	0-3	575.0 bps
		4-6	625.0 bps
		7-9	675.0 bps
		10-12	725.0 bps

Initially, the Applicable Rate shall be determined based upon the Debt Rating specified in the certificate delivered pursuant to Section 4.01(a)(v). Thereafter, each change in the Applicable Rate resulting from a publicly announced or privately communicated change in the Debt Rating shall be effective, in the case of an upgrade, during the period commencing on the date of delivery by the Borrower to the Administrative Agent of notice thereof pursuant to Section 6.03(f) and ending on the date immediately preceding the effective date of the next such change and, in the case of a downgrade, during the period commencing on the date of the public announcement or private communication thereof (provided that in the case of a private communication, the Borrower shall deliver to the Administrative Agent notice thereof pursuant to Section 6.03(f)) and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s, S&P or Fitch shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E-1 or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Assignment Instrument” has the meaning specified in the Preliminary Statements.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with IFRS, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with IFRS if such lease or other agreement or instrument were accounted for as a Capitalized Lease.

“Authorized Officers” has the meaning specified in Section 11.02(b).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America” means Bank of America, N.A. and its successors.

“BBVA Facility” means the credit facility granted under the Credit Agreement, dated November 30, 2017 (as amended on December 11, 2019 and December 17, 2021), entered by and between GFS, Serral, and Laboratorios Serral, as co-borrowers, Lakeside Salud Humana, S.A. de C.V., Somar Humana, S.A. de C.V., and Pharma Inmobiliaria, S.A. de C.V., as joint obligors, BBVA México, S.A., Institución de Banca Múltiple, Grupo Financiero BBVA México, as Sole Bookrunner, Lead Arranger and Collateral Agent, and BBVA México, S.A., Institución de Banca Múltiple, Grupo Financiero BBVA México, Banca Mifel, S.A., Institución de Banca Múltiple, Grupo Financiero Mifel, Scotiabank Inverlat, S.A., Institución de Banca Múltiple, Grupo Financiero Scotiabank Inverlat, Bancoppel, S.A., Institución de Banca Múltiple, and Banco del Bajío, S.A., Institución de Banca Múltiple, as lenders.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“BHC Act Affiliate” has the meaning specified in Section 11.22(b).

“Big Four Auditing Firms” means any of the following accounting firms: (a) Deloitte & Touche LLP, (b) Ernst & Young LLP, (c) KPMG LLP and (d) PricewaterhouseCoopers LLP (or any local affiliate or amalgamation of the same or their successors).

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a borrowing of Loans made or to be made by the Borrower hereunder.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located, New York City, New York, Luxembourg, Mexico City, Mexico, São Paulo, Brazil or Panama.

“Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations). For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount by which such purchase price exceeds the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such insurance proceeds, as the case may be.

“Capitalized Lease” means any lease that has been or is required to be, in accordance with IFRS, recorded, classified and accounted for as a capitalized lease or financing lease.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens (other than Liens created under the Collateral Documents and other Liens permitted hereunder):

(a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America, any agency or instrumentality thereof, or Mexico having maturities of not more than 365 days from the date of acquisition thereof, provided that the full faith and credit of the United States of America or Mexico, as applicable, is pledged in support thereof;

(b) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof, the District of Columbia, Mexico or Colombia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof, the District of Columbia, Mexico or Colombia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 365 days from the date of acquisition thereof;

(c) commercial paper issued by any Person organized under the laws of any state of the United States of America or Mexico and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 365 days from the date of acquisition thereof; and

(d) Investments, classified in accordance with IFRS as current assets of the Borrower or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means the occurrence of one or more of the following events:

(a) the direct or indirect sale, lease, transfer, conveyance or other Disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Borrower and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934)) other than to the Borrower or one of its Subsidiaries; or

(b) (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than a Permitted Holder becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of fifty per cent (50%) or more of the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right); or

(c) during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or

(d) any Person or two or more Persons acting in concert, other than the Permitted Holders, shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower, or control over the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such Person or Persons have the right to acquire pursuant to any option right) representing fifty per cent (50%) or more of the combined voting power of such securities.

“Civil Asset Forfeiture Reform Act” means the Civil Asset Forfeiture Reform Act of 2000 (18 U.S.C. Sections 983 et seq.), as amended from time to time, and any successor statute.

“Closing Date” means the date upon which (a) the Acquisition is consummated, (b) all of the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 11.01, and (c) the purchase price of the Acquisition is paid.

“CME” means CME Group Benchmark Administration Limited.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all of the “Collateral” or other similar term referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Collateral Agent for the benefit of the Secured Parties.

“Collateral Agent” has the meaning specified in the introductory paragraph hereto.

“Collateral Documents” means the Dutch Share Pledge Agreement and the Mexican Share Pledge Agreement, or other similar agreements delivered to the Administrative Agent pursuant to Section 6.12, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

“Colombian Guarantors” means Procaps S.A. and Diabetrics Healthcare S.A.S.

“Colombian Peso Takeout Facility” means a Colombian Peso denominated facility with the Designated Colombian Lenders in an amount not to exceed $95,000,000.

“Commitment” means, as to each Lender, its obligation to make Loans to the Borrower pursuant to Section 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01A under the caption “Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. As of the Closing Date, the aggregate amount of the Commitments of all Lenders equals $485,000,000.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communication” means this Agreement, any Loan Document and any document, any amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Condemnation” means any taking, seizure, confiscation, requisition, exercise of rights of eminent domain, public improvement, inverse condemnation, condemnation, expropriation, nationalization or similar action of or proceeding by any Governmental Authority. “Condemn” shall have a correlative meaning.

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate or Term SOFR, as applicable, any conforming changes to the definitions of “SOFR”, “Term SOFR”, “Daily Simple SOFR” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Required Lenders, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Required Lenders determine that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Required Lenders determine is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, at any date of determination, an amount equal to the Consolidated Operating Income of the Borrower and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period plus (i)(x) depreciation, (y) amortization and (z) provisions, less (ii) accounts receivable write-offs, provided that there shall be included as an add-back the aggregate amount of (a) transaction costs, fees and expenses incurred in connection with the Transaction, including advisory, accounting and legal fees and expenses, (b) expenses incurred in connection with the adoption of health and safety precautions during the COVID-19 pandemic, including the costs of employee testing and vaccination, and (c) non-recurring expenses incurred in connection with the business combination of the Borrower and the listing of its securities on The Nasdaq Stock Market LLC, including capital markets advisory fees and expenses, consulting, accounting and legal fees and expenses, tail policy insurance costs, management bonuses and listing costs.

“Consolidated Funded Indebtedness” means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the sum of, without duplication, (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (c) all net obligations under any Swap Contracts, (d) all Attributable Indebtedness, (e) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Borrower or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or a Subsidiary is a general partner or joint venturer attributable to the Borrower or such Subsidiary, unless such Indebtedness is expressly made non-recourse to the Borrower or such Subsidiary.

“Consolidated Interest Charges” means, for any Measurement Period, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with IFRS (provided that premium payments and fees, charges and related expenses, as applicable, in connection with prepayment of the Private Placement Notes, the BBVA Facility, the Colombian Peso Takeout Facility and the Syndicated Loan shall not be included in the calculation of Consolidated Interest Charges), and (b) the portion of rent expense under Capitalized Leases that is treated as interest in accordance with IFRS, in each case, of or by the Borrower and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period.

“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Charges, in each case, of or by the Borrower and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA of the Borrower and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period.

“Consolidated Operating Income” means, at any date of determination, the income from sales and services of the Borrower and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period less (i) sales and production costs, less (ii) sales operations expenses, less (iii) administrative operating expenses.

“Consolidated Total Net Assets” means, at any time, the amount, without duplication, of the net book value of the consolidated assets of the Borrower and its Subsidiaries.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Substances Act” means the Controlled Substances Act (21 U.S.C. Sections 801 et seq.), as amended from time to time, and any successor statute.

“Corresponding Liabilities” means all Obligations as they may exist from time to time, other than the Parallel Liabilities.

“Covered Entity” has the meaning specified in Section 11.22(b).

“Covered Party” has the meaning specified in Section 11.22.

“Daily Simple SOFR” with respect to any applicable determination date means the SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source), with the conventions for this rate (which will include a lookback) being established by the Administrative Agent (at the instruction of the Required Lenders) in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for Dollar-denominated syndicated business loans, which shall be consistent with the then-prevailing market conventions; provided that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent (at the instruction of the Required Lenders) may establish another convention in its reasonable discretion, which shall be consistent with the then-prevailing market conventions.

“Debt Rating” means, as of any date of determination, the rating as determined by S&P, Moody’s or Fitch (collectively, the “Debt Ratings”) of the Borrower’s non-credit-enhanced, senior unsecured long-term debt; provided that (a) if the Borrower has only one Debt Rating, the Pricing Level that is one level lower than that of such Debt Rating shall apply, (b) if, on the Closing Date, the Borrower does not have any Debt Rating, Pricing Level 1 shall apply, and (c) if, on the date that is three (3) weeks after the Closing Date, the Borrower does not have any Debt Rating, Pricing Level 2 shall apply.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means, at any time, an interest rate per annum equal to the interest rate (including any Applicable Rate for the relevant Loans) otherwise applicable at such time to the Loans plus two per cent (2%) per annum.

“Default Right” has the meaning specified in Section 11.22(b).

“Defaulting Lender” means, subject to Section 2.11(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in good faith in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower and the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) prior to the funding of the Loans, has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.11(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower and each other Lender promptly following such determination.

“Designated Colombian Lender Facility Amount” means, at any time, as applicable, the aggregate principal amount of Designated Colombian Loans outstanding at such time.

“Designated Colombian Lenders” means (a) at any time on or prior to the Closing Date, Bancolombia S.A. and Banco Davivienda S.A., to the extent that such Persons hold a Commitment at such time and (b) at any time after the Closing Date, Bancolombia S.A. and Banco Davivienda S.A., to the extent that such Persons hold Loans at such time.

“Designated Colombian Loans” means the loans outstanding hereunder made by the Designated Colombian Lenders to the Borrower pursuant to this Agreement; individually, a “Designated Colombian Loan”.

“Designated International Lender Facility Amount” means, at any time, as applicable, the aggregate principal amount of Designated Colombian Loans outstanding at such time.

“Designated International Lenders” means (a) at any time on or prior to the Closing Date, any Person that has a Commitment at such time, other than the Designated Colombian Lenders and (b) at any time after the Closing Date, any Person that holds Loans at such time, other than the Designated Colombian Lenders.

“Designated International Loans” means the loans outstanding hereunder made by the Designated International Lenders to the Borrower pursuant to this Agreement; individually, a “Designated International Loan”.

“Designated Jurisdiction” means, at any time, any country, region or territory to the extent that such country or territory itself is the subject or target of any Sanction (at the time of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria).

“DIBA” means Laboratorios DIBA S.A.

“Disclosed Litigation” has the meaning set forth in Section 5.06.

“Disposition” or “Dispose” means the sale, transfer, exclusive license, lease or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise) of any property by any Person (including any sale and leaseback transaction), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Institution” means, on any date, (a) any Person set forth on Schedule 11.06, (b) any other Person with material pharmaceutical lines of business and their related businesses in the jurisdiction of the Borrower or any of its Subsidiaries or reasonably determined by the Borrower to be a competitor of the Borrower, the Target Companies, or any of their respective Subsidiaries, that is identified by its legal name in writing by the Borrower as a “Disqualified Institution” by written notice to the Administrative Agent and the Lenders (by posting such notice to the Platform) not less than three (3) Business Days prior to such date, and (c) in the case of the foregoing clauses (a) and (b), any Affiliate of such Person, which Affiliate is either (i) clearly identifiable as such based solely on the similarity of its name and is not a bona fide debt investment fund or (ii) identified as an Affiliate in writing after the date hereof in a written supplement to Schedule 11.06 and is not a bona fide debt investment fund; provided that, “Disqualified Institutions” shall exclude any Person that the Borrower has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent and the Lenders from time to time; provided, further, that any supplement to Schedule 11.06 shall not apply retroactively to disqualify any Person that has previously acquired a Commitment or a Loan or a participation in the Facility in accordance with the terms of this Agreement.

“Dividing Person” has the meaning assigned to it in the definition of “Division”.

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division.  A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“Dollar” and “$” mean lawful money of the United States.

“DQ List” has the meaning specified in Section 11.06(f)(iv).

“Dutch Civil Code” means the Dutch Civil Code (Burgerlijk Wetboek).

“Dutch Loan Party” means each Loan Party incorporated under Dutch law and any Loan Party resident for tax purposes in the Netherlands including any Loan Party carrying on a business through a permanent establishment or deemed permanent establishment taxable in the Netherlands.

“Dutch Share Pledge Agreement” means that certain deed of pledge of shares with respect to 100% of the Equity Interests of Somar Holding Company, dated as of the Closing Date, by and among the Borrower as pledgor and the Collateral Agent (on behalf of the Secured Parties) governed by the laws of the Netherlands, substantially in the form attached hereto as Exhibit G-1.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” has the meaning specified in the introductory paragraph hereto.

“Electronic Copy” has the meaning specified in Section 11.18.

“Electronic Means” has the meaning specified in Section 11.02(b).

“Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)). For the avoidance of doubt, any Disqualified Institution is subject to Section 11.06(f).

“Environment” means ambient air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetland, flora and fauna.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws (including common law), regulations, ordinances, rules, judgments, interpretations, orders, decrees, permits, agreements or governmental restrictions relating to pollution or the protection of the Environment or human health (to the extent related to exposure to hazardous materials), including those relating to the manufacture, generation, handling, transport, storage, treatment, Release or threat of Release of Hazardous Materials, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) relating to (a) any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, certification, registration, approval, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that would be deemed at any relevant time to be: (a) under common control with any Loan Party under Section 4001 of ERISA or (b) a single employer with any Loan Party pursuant to Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of any Loan Party or ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or ERISA Affiliate from a Multiemployer Plan under Sections 4203 or 4205 of ERISA or notification that a Multiemployer Plan is, or is expected to be, insolvent within the meaning of Title IV of ERISA; (d) the filing of a notice of intent to terminate any Pension Plan or the termination of any Pension Plan under Section 4041 of ERISA; (e) the termination of any Multiemployer Plan under Section 4041A of ERISA; (f) the institution by the PBGC of proceedings to terminate a Pension Plan; (g) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (h) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430 and 432 of the Code or Sections 303 and 305 of ERISA; (i) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or ERISA Affiliate; or (j) a failure by any Loan Party or ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or the failure by any Loan Party or ERISA Affiliate to make any required contribution to a Multiemployer Plan within thirty (30) days following its due date.

“Erroneous Payment” has the meaning specified in Section 9.10(a).

“Erroneous Payment Deficiency Assignment” has the meaning specified in Section 9.10(d).

“Erroneous Payment Impacted Class” has the meaning specified in Section 9.10(d).

“Erroneous Payment Return Deficiency” has the meaning specified in Section 9.10(d).

“Erroneous Payment Subrogation Rights” has the meaning specified in Section 9.10(e).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning specified in Section 8.01.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 3.06(b) and Section 11.14) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(g) and Section 3.01(d) any U.S. federal withholding Taxes imposed pursuant to FATCA, and (d) any Luxembourg withholding Taxes required to be deducted or withheld pursuant to the Luxembourg law dated December 23, 2005 as amended, on certain payments made to Luxembourg resident individuals.

“Existing Indebtedness” means the Indebtedness listed on Schedule 7.02.

“Extended Termination Date” has the meaning specified in Section 9.1 of the Acquisition Agreement.

“Extraordinary Receipt” means the excess, if any, of the amount of any cash received by or paid to or for the account of any Loan Party or Subsidiary of a Loan Party as a result of loss or damage to, or any condemnation by a Governmental Authority of, any property of, such Loan Party or Subsidiary for which such Loan Party or Subsidiary receives insurance proceeds (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings) or condemnation awards (and payments in lieu thereof) over (a) the reasonable and customary out-of-pocket expenses incurred by such Loan Party or such Subsidiary in connection with such loss, damage or condemnation and (b) income taxes reasonably estimated to be actually payable within two years of the date of the relevant event as a result of any gain recognized in connection therewith; provided that, if the amount of any estimated taxes pursuant to subclause (b) exceeds the amount of taxes actually required to be paid in cash in respect of such event, the aggregate amount of such excess shall constitute Extraordinary Receipts.

“Facility” means, at any time, as applicable, (a) the aggregate amount of the Commitments at such time and (b) the aggregate principal amount of Loans of all Lenders outstanding at such time.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, as of the date of this Agreement (or any amended or successor version described above) and any intergovernmental agreement (and related fiscal or regulatory legislation, or related official rules or practices) implementing the foregoing.

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Letter” means (a) the letter agreement, dated May 13, 2022, by and among the Borrower, the Administrative Agent and the Collateral Agent, (b) that certain fee letter, dated May 16, 2022, by and among the Borrower, Bank of America and the Joint Lead Arrangers and Bookrunners, and (c) the letter agreement, dated September 30, 2022, by and between the Borrower and the Mexican Collateral Agent.

“Fitch” means Fitch Ratings Inc.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Plan” means any employee pension benefit plan, program, policy, arrangement or agreement maintained or contributed to by the Borrower or any Material Subsidiary with respect to employees employed outside the United States (other than any governmental arrangement).

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Gelcaps” has the meaning specified in the Preliminary Statements.

“GFS” has the meaning specified in the Preliminary Statements.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively, the Subsidiaries of the Borrower listed on Schedule 6.12 and each other Subsidiary of the Borrower that executes and delivers a guaranty or subsidiary guaranty joinder agreement pursuant to Section 6.12.

“Guaranty” means, the Guaranty made by the Guarantors under Article X in favor of the Secured Parties, together with each other guaranty and subsidiary guaranty joinder agreement delivered pursuant to Section 6.12 substantially in the form of Exhibit F.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants including petroleum or petroleum distillates, natural gas, natural gas liquids, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances, wastes, chemicals, pollutants, contaminants or compounds of any nature in any form regulated pursuant to any Environmental Law.

“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements delivered under or referred to herein.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with IFRS:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Attributable Indebtedness of such Person;

(g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

“Indemnified Taxes” means (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 11.04(b).

“Information” has the meaning specified in Section 11.06(f)(iv).

“Instructions” has the meaning specified in Section 11.02(b).

“Interest Payment Date” means, the last day of each Interest Period applicable to such Loan and the Maturity Date.

“Interest Period” means, with respect to any Loan, the period commencing on the date such Loan is disbursed and ending on the date three months thereafter; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the Maturity Date.

“Interim Financial Statements” has the meaning specified in Section 4.01(a)(viii)(A).

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IP Rights” has the meaning specified in Section 5.17.

“IRS” means the United States Internal Revenue Service.

“ISP” means the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time).

“Joint Lead Arrangers and Bookrunners” has the meaning specified in the introductory paragraph hereto.

“Laboratorios Serral” means Laboratorios Serral S.A. de C.V.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” means the Designated International Lenders and the Designated Colombian Lenders.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, easement, right-of-way or other encumbrance on title to real property, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” has the meaning specified in Section 2.01.

“Loan Documents” means this Agreement, including schedules and exhibits hereto, each Note, the Collateral Documents, the Target Company Guarantor Joinder Agreement, the Maltese Guarantor Joinder Agreement, the Swiss Guarantor Joinder Agreement, the Mexican Collateral Agency Agreement, the Fee Letters, any amendments, modifications or supplements hereto or to any other Loan Document or waivers hereof or to any other Loan Document and any other document or instrument executed in connection with the foregoing and designated as a “Loan Document” by the Borrower and the Administrative Agent.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“Loans” means the loans outstanding hereunder made by the respective Lenders to the Borrower pursuant to this Agreement; individually, a “Loan”.

“Luxembourg” has the meaning specified in Section 1.08.

“Maltese Guarantor” means Crynssen Pharma Group Ltd, a company registered under the laws of Malta having company registration number C 59671 and its registered office situated at C1, Midland Micro Enterprise Park, Burmarrad Road, Naxxar NXR6345, Malta.

“Maltese Guarantor Joinder Agreement” means the subsidiary guarantor joinder agreement, dated as of the Maltese Joinder Execution Date, executed and delivered by the Maltese Guarantor and acknowledged and accepted by the Administrative Agent, guaranteeing the other Loan Parties’ obligations under this Agreement and the other Loan Documents, substantially in the form attached hereto as Exhibit F.

“Maltese Joinder Execution Date” means the date of execution of the Maltese Guarantor Joinder Agreement.

“Material Adverse Effect” means (a) (i) with respect to the Borrower and its Subsidiaries, a material adverse change in, or a material adverse effect on, the operations, business, assets, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole; (ii) a material impairment of the rights and remedies of the Administrative Agent or any Lender under the Loan Documents, or of the ability of any Loan Party to perform its Obligations under any Loan Document to which it is a party; or (iii) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party and (b) with respect to the Target Companies and their Subsidiaries, “Material Adverse Effect” (as defined in the Acquisition Agreement).

“Material Contract” means, each contract to which the Borrower or any of its Subsidiaries is a party involving aggregate consideration payable to or by such Person of five per cent (5%) or more of the consolidated total annual revenues of the Borrower and its Subsidiaries or otherwise material to the business of the Borrower and its Subsidiaries, taken as a whole.

“Material Subsidiary” means a Subsidiary of the Borrower that has total net assets in excess of five per cent (5%) of Consolidated Total Net Assets of the Borrower and its Subsidiaries or whose portion of Consolidated EBITDA exceeds five per cent (5%) of the Consolidated EBITDA of the Borrower and its Subsidiaries (based upon and as of the date of delivery of the most recent consolidated financial statements of the Borrower furnished pursuant to Section 6.01).

“Maturity Date” means the date that is twelve (12) months after the Closing Date; provided, however, that, if such date is not a Business Day, the Maturity Date shall be the immediately following Business Day.

“Maximum Rate” has the meaning specified in Section 11.10.

“Measurement Period” means, at any date of determination, the most recently completed four fiscal quarters of the Borrower.

“Mexican Collateral Agency Agreement” means that certain agency agreement, dated as of the Mexican Share Pledge Agreement Execution Date, by and among the Administrative Agent, the Mexican Collateral Agent and the Borrower.

“Mexican Collateral Agent” means CIBanco, S.A., Institución de Banca Múltiple.

“Mexican Guarantors” means GFS, Laboratorios Serral, Quifa, Serral, Gelcaps and DIBA.

“Mexican Share Pledge Agreement” means that certain share pledge agreement with respect to one hundred per cent (100%) of the Equity Interests of each of Quifa, PDM, Gelcaps and GFS, dated as of the Mexican Share Pledge Agreement Execution Date, by and among the Borrower, Allophane, and Somar Holding Company, as pledgors, and the Mexican Collateral Agent (on behalf of the Secured Parties), as pledgee, with the appearance of each of Quifa, PDM, Gelcaps and GFS, governed by the laws of Mexico, substantially in the form attached hereto as Exhibit G-2.

“Mexican Share Pledge Agreement Execution Date” means the date of execution of the Mexican Share Pledge Agreement, which, for the avoidance of doubt, shall not be more than three (3) Business Days after the Closing Date.

“Mexican Target Companies” has the meaning specified in the Preliminary Statements.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or ERISA Affiliate makes or is obligated to make contributions, or during the preceding six plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including any Loan Party or ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Cash Proceeds” means:

(a) with respect to any Disposition by any Loan Party or any of its Subsidiaries, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such transaction (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset and that is required to be repaid in connection with such transaction (other than Indebtedness under the Loan Documents), (B) the reasonable and customary out-of-pocket expenses incurred by such Loan Party or such Subsidiary in connection with such transaction and (C) income taxes reasonably estimated to be actually payable within two years of the date of the relevant transaction as a result of any gain recognized in connection therewith; provided that, if the amount of any estimated taxes pursuant to subclause (C) exceeds the amount of taxes actually required to be paid in cash in respect of such Disposition, the aggregate amount of such excess shall constitute Net Cash Proceeds; and

(b) with respect to the sale or issuance of any Equity Interest by any Loan Party or any of its Subsidiaries, or the incurrence or issuance of any Indebtedness by any Loan Party or any of its Subsidiaries, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such transaction over (ii) the underwriting discounts and commissions, and other reasonable and customary out-of-pocket expenses, incurred by such Loan Party or such Subsidiary in connection therewith.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.01 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Note” means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit B.

“Notice of Borrowing” means a notice of a Borrowing, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent, including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent, appropriately completed and signed by a Responsible Officer of the Borrower.

“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit I or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that, without limiting the foregoing, the Obligations include (a) the obligation to pay principal, interest, charges, expenses, fees, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of the Loan Parties to reimburse any amount in respect of any of the foregoing that the Administrative Agent or any Lender, in each case in its sole discretion, may elect to pay or advance on behalf of the Loan Parties.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organization Documents” means, (a) with respect to any corporation, the charter or certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating or limited liability agreement or memorandum and articles of association; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Documents).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to any Loan Document, except for (a) any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06(b) and Section 11.14), (b) any such Taxes that are imposed with respect to an assignment or a transfer by a Lender of any of its rights or obligations under a Loan Document and (c) any Luxembourg registration duties (droits d’enregistrement) which may become due in Luxembourg when such registration is or was not required to maintain or preserve the rights of a Lender under that Loan Documents in Luxembourg.

“Outstanding Amount” means as to any Lender at any date, the aggregate outstanding principal amount at such time of its Loans.

“Parallel Liability” means a Loan Party’s undertaking pursuant to Section 9.12.

“Participant” has the meaning specified in Section 11.06(d).

“Participant Register” has the meaning specified in Section 11.06(d).

“Patriot Act” has the meaning specified in Section 11.19.

“Payment Recipient” has the meaning specified in Section 9.10(a).

“PBGC” means the Pension Benefit Guaranty Corporation.

“PDM” has the meaning specified in the Preliminary Statements.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum funding standards with respect to Pension Plans as set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any “employee pension benefit plan” as defined in Section 3(2) of ERISA that is subject to Title IV of ERISA or Section 412 of the Code (including a Multiple Employer Plan or a Multiemployer Plan) that is sponsored, maintained or contributed to by any Loan Party or ERISA Affiliate or with respect to which any Loan Party or ERISA Affiliate has any liability, contingent or otherwise.

“Permanent Securities” means any debt, convertible debt, debentures or similar debt-related securities that may be issued in domestic and/or international markets for the purpose of refinancing, in whole or in part, directly or indirectly, now or in the future, in one or a series of transactions, the outstanding amount of the Facility by the Borrower or any of its Subsidiaries.

“Permitted Holders” means (a) Rubén Minski, José Minski and Alejandro Weinsten (b) any spouse or child of the individuals referred to in the preceding clause (a) and (c) any non-natural Person that is an Affiliate of any of the Persons referred to in the preceding clauses (a) and (b) and with respect to which a Person or Persons listed in the preceding clauses (a) and (b) owns the majority of the aggregate of the total voting power of the Equity Interests in such non-natural Person, on a fully diluted basis.

“Permitted Indebtedness” has the meaning specified in Section 7.02.

“Permitted Investments” has the meaning specified in Section 7.03.

“Permitted Liens” has the meaning specified in Section 7.01.

“Permitted Uses” means the use of the proceeds of the Loans made on the Closing Date solely to (a) fund amounts payable by the Borrower pursuant to the Acquisition Agreement; (b) pay fees and expenses due under the Loan Documents; (c) to refinance and/or redeem existing Indebtedness and (d) to the extent any proceeds remain after applying the proceeds as set forth in clauses (a) through (c) of this definition, for working capital and other general corporate purposes, in each case subject to Section 2.12.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA that is subject to Title I of ERISA and in respect of which any of the Loan Parties or ERISA Affiliates is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” within the meaning of Section 3(5) of ERISA.

“Platform” has the meaning specified in Section 6.02.

“Prepayment Date” means, with respect to the principal amount of any Loan being prepaid, the date on which such principal amount is actually prepaid.

“Prime Rate” means the rate of interest per annum last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Any change in the Prime Rate shall take effect at the opening of business on the day such change is publicly announced or quoted as being effective.

“Private Placement” means that certain Note Purchase and Guarantee Agreement dated November 5, 2021, for the principal amount of $115,000,000, by and among Procaps S.A., each of the subsidiary guarantors set forth on Schedule B thereto and each subsidiary that becomes a subsidiary guarantor thereunder, and The Prudential Insurance Company of America, Prudential Annuities Life Assurance Corporation, Healthspring Life & Health Insurance Company Inc. and Cigna Health and Life Insurance Company, and the related Promissory Notes and Pagarés issued thereunder, each as amended, supplemented or restated from time to time.

“Private Placement Notes” means the fixed-rate notes due 2031 issued by Procaps, S.A. and guaranteed by Procaps, S.A. and certain subsidiaries pursuant to a Section 4(a)(2) Private Placement.

“Pro Forma Event” means any (a) purchase or other acquisition (in one transaction or a series of transactions, including pursuant to any merger or consolidation) of all or substantially all the issued and outstanding Equity Interests in, or all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of), any Person by the Borrower or any of its Subsidiaries (including the Acquisition) or any other Investment that results in a Person becoming a Subsidiary of the Borrower, (b) sale, transfer or other disposition of a business unit, division, product line or line of business of the Borrower or any of its Subsidiaries and any other sale, transfer or other disposition that results in a Subsidiary of the Borrower ceasing to be a Subsidiary of the Borrower, (c) incurrence or issuance or repayment, retirement, redemption, satisfaction and discharge or defeasance of Indebtedness (other than revolving Indebtedness) or (d) any other transaction where the consummation thereof, or the determination of whether such transaction is permitted to be consummated under this Agreement, requires that a financial ratio or test be calculated on a pro forma basis or after giving pro forma effect to such transaction.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 6.02.

“Public Offering” means a public offering of the Equity Interests of the Borrower pursuant to an effective registration statement under the Securities Act of 1933.

“QFC” has the meaning specified in Section 11.22(b).

“QFC Credit Support” has the meaning specified in Section 11.22.

“Qualified ECP Guarantor” means, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Quifa” has the meaning specified in the Preliminary Statements.

“RCS” means the Luxembourg Trade and Companies Register.

“Recipient” means the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Reference Guarantor” has the meaning specified in Section 6.12.

“Register” has the meaning specified in Section 11.06(c).

“Regulation U” means Regulation U of the FRB, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Related Documents” means the Acquisition Agreement (including all schedules and exhibits thereto) and all other agreements, instruments and documents relating to the Transaction.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, consultants, service providers and representatives of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Removal Effective Date” has the meaning as defined in Section 9.06(b).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.

“Required Lenders” means, as of any date of determination, Lenders having an aggregate Applicable Percentage of at least 51% of the Facility on such date; provided that the unused Commitments of, and the portion of the aggregate outstanding principal amount of Loans held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Rescindable Amount” has the meaning as defined in Section 2.09(b)(ii).

“Resignation Effective Date” has the meaning as defined in Section 9.06(b).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer, a director, managing director, representante legal or controller of a Loan Party, solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent or any other person so designated by any of the foregoing officers in a corporate resolution of the applicable Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment.

“S&P” means S&P Global Ratings, a business of S&P Global Inc., and any successor thereto.

“Sanction(s)” means any sanction imposed, administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union or any of its member states, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority.

“Scheduled Unavailability Date” has the meaning specified in Section 3.03(b).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

“Security” means all Liens created, or purported to be created, under the Collateral Documents to secure all Obligations.

“Sellers” has the meaning specified in the Preliminary Statements.

“Serral” means Serral S.A. de C.V.

“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).

“SOFR Adjustment” means 0.15% (15 basis points) for an Interest Period of three months’ duration.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Somar Holding Company” has the meaning specified in the Preliminary Statements.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of a Loan Party.

“Successor Rate” has the meaning specified in Section 3.03(b).

“Supported QFC” has the meaning specified in Section 11.22.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligations” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swiss Federal Tax Administration” means the tax authorities referred to in art. 34 of the Swiss Withholding Tax Act.

“Swiss Guarantor” means Pharminter GmbH or any other Guarantor incorporated in Switzerland and/or having its registered office in Switzerland and/or qualifying as a Swiss resident pursuant to art. 9 of the Swiss Withholding Tax Act.

“Swiss Guarantor Joinder Agreement” means that certain subsidiary guarantor joinder agreement, dated as of the Swiss Joinder Execution Date, executed and delivered by the Swiss Guarantor and acknowledged and accepted by the Administrative Agent, guaranteeing the other Loan Parties’ obligations under this Agreement and the other Loan Documents, substantially in the form attached hereto as Exhibit F.

“Swiss Joinder Execution Date” means the date of execution of the Swiss Guarantor Joinder Agreement.

“Swiss Withholding Tax” means taxes imposed under the Swiss Withholding Tax Act.

“Swiss Withholding Tax Act” means the Swiss Federal Act on the Withholding Tax of 13 October 1965 (Bundesgesetz über die Verrechnungssteuer), together with the related ordinances, regulations and guidelines, all as amended and applicable from time to time.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the Indebtedness of such Person (without regard to accounting treatment).

“Syndicated Loan” has the meaning set forth on Schedule 7.02.

“Target Companies” has the meaning specified in the Preliminary Statements.

“Target Company Guarantor Joinder Agreement” means that certain subsidiary guarantor joinder agreement, dated as of the Closing Date, by each of the Target Company Guarantors and acknowledged and accepted by the Administrative Agent, guaranteeing the other Loan Parties’ obligations under this Agreement and the other Loan Documents, substantially in the form attached hereto as Exhibit F.

“Target Company Guarantors” means GFS, Laboratorios Serral, Quifa, Serral, Gelcaps, DIBA and Somar Holding Company.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means, for any Interest Period, the rate per annum equal to the Term SOFR Screen Rate at approximately 5:00 a.m. (Chicago time) two (2) U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period (and if Term SOFR Screen Rate for such period is not published, the rate that results from interpolating on a linear basis between the nearest available Term SOFR Screen Rate that is longer than such period and the nearest available Term SOFR Screen Rate that is shorter than such period); provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto for which the Term SOFR Screen Rate was so published, in each case, plus the SOFR Adjustment for such Interest Period; provided, further, that if the Term SOFR determined in accordance with this definition would otherwise be less than zero, the Term SOFR shall be deemed zero for purposes of this Agreement.

“Term SOFR Loan” means a Loan that bears interest at a rate based on the definition of Term SOFR.

“Term SOFR Replacement Date” has the meaning specified in Section 3.03(b).

“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“Threshold Amount” means $20,000,000.

“Transaction” means, collectively, (a) the consummation of the Acquisition, (b) the entering into by the Loan Parties and their applicable Subsidiaries of the Loan Documents and the Related Documents to which they are or are intended to be a party, (c) the refinancing of certain outstanding Indebtedness of the Borrower and its Subsidiaries and the termination of all commitments with respect thereto, and (d) the payment of the fees and expenses incurred in connection with the consummation of the foregoing.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“United States” and “U.S.” mean the United States of America.

“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” has the meaning specified in Section 11.22.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02. Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” The words “knowledge,” “know” and “known” mean knowledge after commercially reasonable inquiry. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law, rule or regulation shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d) Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

Section 1.03. Accounting Terms; Certain Calculations.

(a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, IFRS applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b) Changes in IFRS. If at any time any change in IFRS would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in IFRS (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with IFRS prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in IFRS. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in IFRS relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

(c) Certain Calculations. Notwithstanding anything to the contrary herein, all financial ratios and tests (including the amount of Consolidated EBITDA, Consolidated Interest Charges, Consolidated Funded Indebtedness and Consolidated Total Net Assets) contained in this Agreement that are calculated with respect to any Measurement Period during which any Pro Forma Event occurs (or with respect to any Measurement Period to determine whether any Pro Forma Event is permitted to be consummated or any Indebtedness to be incurred in connection therewith is permitted to be incurred) shall be calculated with respect to such Measurement Period and such Pro Forma Event (including such Pro Forma Event that is to be consummated) on a pro forma basis.  Further, if since the beginning of any Measurement Period and on or prior to the date of any required calculation of any financial ratio or test, any Pro Forma Event has occurred, then any applicable financial ratio or test shall be calculated on a pro forma basis for such Measurement Period as if such Pro Forma Event had occurred as of the first day of the Measurement Period.

Section 1.04. Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.05. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.06. Currency Equivalents Generally. Any amount specified in this Agreement (other than in Articles II, IX and X) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount thereof in the applicable currency to be determined by the Administrative Agent at such time on the basis of the Spot Rate (as defined below) for the purchase of such currency with Dollars. For purposes of this Section 1.06, the “Spot Rate” for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two (2) Business Days prior to the date of such determination; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent (acting at the instructions of the Required Lenders) if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency. The Administrative Agent may rely conclusively on the determination of the Spot Rate provided to it and shall not be liable for any losses, shortfalls, liabilities or expenses associated with the determination of such rate or conversion. It is understood and agreed that any foreign exchange transaction effected by the Administrative Agent in connection with the receipt of proceeds of the enforcement of the Collateral may be entered with the bank serving as Administrative Agent or its affiliates acting as principal or otherwise through customary banking channels. The Administrative Agent shall be entitled at all times to comply with any legal or regulatory requirements applicable to currency or foreign exchange transactions.

Section 1.07. Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection  of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower.  The Administrative Agent, at the instruction of the Required Lenders, may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service. The Administrative Agent shall be under no obligation (a) to monitor or determine the unavailability or cessation of Term SOFR (or other applicable reference rate), or to give notice of the occurrence thereof, (b) to determine or designate any Successor Rate, or determine whether any conditions to the designation of such a rate have been satisfied, (c) to select, identify or designate any credit spread adjustments, or other modifier to any replacement or successor index, or (d) to determine whether or what Conforming Changes or other amendment or conforming changes are necessary or advisable, if any, in connection with the adoption of a Successor Rate or the establishment of any conventions or methodology in respect of the determination thereof, and in each such case shall be entitled to rely upon instructions in respect thereof provided by the Required Lenders. The Administrative Agent shall not be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Agreement as a result of the unavailability of Term SOFR or a Successor Rate. Notwithstanding anything to the contrary, if the Administrative Agent at any time or times determines in its reasonable judgment that guidance is needed to perform its duties, or if it is required to decide between alternative courses of action, in respect of Term SOFR or a Successor Rate or matters related thereto (including the determination of any Conforming Changes or any methodology or conventions for the determination of a Successor Rate), the Administrative Agent may (but is not obligated to) reasonably request guidance in the form of written instructions from the Required Lenders on which the Administrative Agent shall be entitled to rely without liability, and shall be protected in refraining from acting until such instructions are received.

Section 1.08. Luxembourg Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) Where it relates to a person incorporated or having its “centre of main interests” (as that term is used in Article 3(1) of the COMI Regulation) in the Grand Duchy of Luxembourg (“Luxembourg”), a reference to:

(i) such person “failing to pay its debts” includes, without limitation, that person being in a state of cessation of payments (cessation de paiements);

(ii) such person’s “organization documents” includes its (restated) articles of association (statuts (coordonnés));

(iii) a “director”, “manager” or “officer” of such person includes a director (administrateur) or a manager (gérant);

(iv) a “liquidator”, “rehabilitator” or “receiver” or other similar officer includes, without limitation, a supervisory judge (juge-commissaire), a bankruptcy administrator (curateur), a liquidator (liquidateur), a curator (commissaire) and an investigating judge (juge délégué),

(v) “proceedings under any Debtor Relief Law”, a “bankruptcy”, “insolvency”, “moratorium” or “dissolution” or similar proceedings includes, without limitation, a bankruptcy (faillite), voluntary or judicial liquidation (liquidation volontaire ou judiciare), a composition with creditors (concordat préventif de la faillite), a moratorium or reprieve from payment (sursis de paiement) and controlled management (gestion contrôlée) and any other similar proceedings affecting the rights of creditors generally under Luxembourg law and shall be construed so as to include any equivalent or analogous liquidation or reorganization proceedings.

(b) A reference in a Loan Document to:

(i) an “attachment” includes, without limitation, an executory attachment (saisie exécutoire) or a conservatory attachment (saisie conservatoire);

(ii) a “Collateral” includes, without limitation, any hypothèque, nantissement, gage, privilège, accord de transfert de propriété à titre de garantie, gage sur fonds de commerce, sûreté réelle, droit de rétention and any type of real security or agreement or arrangement having a similar effect; and

(iii) a “set-off” or similar action includes, without limitation and for the purposes of Luxembourg law, legal set-off.

Section 1.09. Dutch Terms. In this Agreement, where it relates to a Dutch entity, a reference to:

(a) a necessary action to authorize, where applicable, includes without limitation:

(i) any action required to comply with the Dutch Works Council Act (Wet op de ondernemingsraden); and

(ii) obtaining positive or neutral advice (advies) from each competent works council, which, if conditional, contains conditions which can reasonably be complied with and would not cause and are not reasonably likely to cause a breach of any term of any Loan Documents;

(b) a winding-up, administration or dissolution includes a Dutch entity being:

(i) declared bankrupt (failliet verklaard);

(ii) dissolved (ontbonden);

(c) a moratorium includes surseance van betaling and granted a moratorium includes surseance verleend;

(d) a liquidator includes a curator;

(e) an administrator includes a bewindvoerder;

(f) a receiver or an administrative receiver does not include a curator or bewindvoerder; and

(g) an attachment includes a beslag.

Article II

THE COMMITMENTS AND LOANS

Section 2.01. The Loans.

(a) Subject to the terms and conditions set forth herein, each Lender severally agrees to make a single loan to the Borrower on the Closing Date in an amount not to exceed such Lender’s Applicable Percentage of the Facility (the “Loan”). The Borrowing shall consist of Loans made simultaneously by the Lenders in accordance with their respective Applicable Percentage of the Facility. Amounts borrowed and repaid or prepaid may not be reborrowed.

(b) The Commitments of the Lenders are several (and not joint), and the failure of any Lender to make any Loan required to be made by it hereunder shall not relieve any other Lender of its obligations hereunder, and no Lender shall be responsible for any other Lender’s failure to make Loans as and when required hereunder.

(c) There shall be no more than one Borrowing hereunder and the Borrower shall only be permitted to request the making of such Borrowing on the Closing Date.

(d) The Commitments of each Lender shall be automatically and permanently reduced to zero at 5:00 p.m. on the Closing Date.

Section 2.02. Borrowings of Loans.

(a) Each Borrowing shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by a Notice of Borrowing. Each such Notice of Borrowing must be received by the Administrative Agent not later than 2:00 p.m. three (3) Business Days prior to the requested date of the proposed Borrowing. The Notice of Borrowing shall specify (i) the proposed Closing Date (which shall be a Business Day), (ii) the principal amount of Loans to be borrowed, which shall not be in excess of the unadvanced and uncancelled Commitments, (iii) the Interest Period applicable to such Loans and (iv) an irrevocable instruction to the Administrative Agent to transfer the proceeds of the Borrowing of the Loans into a specified account or accounts pursuant to, and in accordance with, a funds flow memorandum dated on or about the Closing Date from the Borrower to the Administrative Agent, in form and substance acceptable to the Administrative Agent.

(b) Following receipt of a Notice of Borrowing in accordance with this Agreement, the Administrative Agent shall promptly notify each applicable Lender in writing of the amount of its Applicable Percentage of the requested Borrowing. Upon satisfaction of the applicable conditions set forth in Section 4.01, which satisfaction shall occur not later than 12:00 p.m. on the Closing Date specified in the applicable Notice of Borrowing, each Lender shall make the amount of its applicable Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on such Closing Date. The Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent by wire transfer of such funds to the account or accounts identified for such purpose by the Borrower in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower in the Notice of Borrowing.

(c) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Term SOFR Loans upon determination of such interest rate.

(d) Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent, and such Lender.

(e) With respect to SOFR or Term SOFR, the Administrative Agent (acting at the instruction of the Required Lenders) will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

Section 2.03. Prepayments.

(a) Optional. The Borrower may, upon notice to the Administrative Agent pursuant to delivery to the Administrative Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. two (2) Business Days prior to any date of prepayment of Term SOFR Loans; and (ii) any prepayment of Term SOFR Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of any Term SOFR Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.11, each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages.

(b) Mandatory.

(i) If the Borrower or any of its Subsidiaries Disposes of any property (other than a Disposition pursuant to Section 7.05(b) or (d)) which results in the realization by such Person of Net Cash Proceeds, the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of such Net Cash Proceeds immediately upon receipt thereof by the Borrower or promptly upon receipt thereof by such Subsidiary (and, in any event, within five (5) Business Days), as the case may be, (such prepayments to be applied as set forth in Section 2.03(c)); provided, however, that, such Net Cash Proceeds shall not be required to be so applied until the aggregate amount of Net Cash Proceeds derived from all such Dispositions is equal to or greater than US$10,000,000 (or its equivalent in any other currency).

(ii) Upon the sale or issuance by the Borrower or any of its Subsidiaries of any of its Equity Interests, including the issuance of any Equity Interest upon the conversion or exchange of any security constituting debt that is convertible or exchangeable, or is being converted or exchanged, for Equity Interests, the Borrower shall prepay an aggregate principal amount of Loans equal to 75% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by the Borrower or such Subsidiary (such prepayments to be applied as set forth in Section 2.03(c)).

(iii) Upon the incurrence or issuance by the Borrower or any of its Subsidiaries of any Indebtedness (other than Indebtedness expressly permitted to be incurred or issued pursuant to Section 7.02 and the Colombian Peso Takeout Facility), the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by the Borrower or promptly upon receipt thereof by such Subsidiary (and, in any event, within five (5) Business Days), as the case may be, (such prepayments to be applied as set forth in Section 2.03(c)).

(iv) Upon the incurrence or issuance by the Borrower or any of its Subsidiaries of the Colombian Peso Takeout Facility, the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received by the Borrower or such Subsidiary (such prepayments to be applied as set forth in clause Section 2.03(c)).

(v) Upon any Extraordinary Receipts received by or paid to or for the account of the Borrower or any of its Subsidiaries, and not otherwise included in clauses (i), (ii) or (iv) of this Section 2.03(b), the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of all such Extraordinary Receipts received therefrom immediately upon receipt thereof by the Borrower or such Subsidiary (such prepayments to be applied as set forth in Section 2.03(c)); provided, however, that, such Extraordinary Receipts shall not be required to be so applied until the aggregate amount of all Extraordinary Receipts is equal to or greater than US$10,000,000 (or its equivalent in any other currency) or if any such Extraordinary Receipts have been reinvested within twelve (12) months of receipt thereof in long-term productive assets of the general type used in the business of the Loan Parties (or for which a binding written commitment to reinvest in long-term productive assets within twelve (12) months of the date of such commitment has been entered into within the four-month period following such Extraordinary Receipts). The Borrower shall deliver a certificate signed by a Responsible Officer to the Administrative Agent if it elects to apply Extraordinary Receipts to be reinvested, setting forth in reasonable detail the proposed uses of such Extraordinary Receipts.

Notwithstanding anything else herein to the contrary, if any prepayment of Loans, other than a prepayment under Section 2.03(b)(ii), would cause the outstanding principal amount of the Loans to be less than $300,000,000, the Borrower shall concurrently with such prepayment, prepay the entire principal amount of Loans then outstanding. In connection with any prepayment pursuant to this Section 2.03, the Borrower shall notify the Administrative Agent in writing of such event and the date of such repayment at least three (3) Business Days prior to such repayment date (which notice shall provide instructions in respect of required application under clause (c) below).

(c) Application of Mandatory Prepayments.

(i) Prepayments of Loans pursuant to Section 2.03(b)(i) and (v) shall be applied on a pro rata basis, to the outstanding principal amount of the Loans and be paid to the Lenders in accordance with their respective Applicable Percentages in respect of the Facility.

(ii) Prepayments of Loans pursuant to Section 2.03(b)(ii) and (iii) shall be applied as follows: first, on a pro rata basis, to the outstanding principal amount of the Designated International Loans and be paid to the Designated International Lenders in accordance with their respective Applicable Percentages in respect of the Designated International Lender Facility Amount and second, on a pro rata basis, to the outstanding principal amount of the rest of the Loans and be paid to such other Lenders in accordance with their respective Applicable Percentages in respect of the Facility.

(iii) Prepayments of Loans pursuant to Section 2.03(b)(iv) shall be applied as follows: first, on a pro rata basis, to the outstanding principal amount of the Designated Colombian Loans and be paid to the Designated Colombian Lenders in accordance with their respective Applicable Percentages in respect of the Designated Colombian Lender Facility Amount and second, on a pro rata basis, to the outstanding principal amount of the rest of the Loans and be paid to such other Lenders in accordance with their respective Applicable Percentages in respect of the Facility.

Section 2.04. Repayment of Loans. The Borrower shall repay to the Lenders the aggregate principal amount of all Loans outstanding in a single installment on the Maturity Date for the Facility.

Section 2.05. Interest.

(a) Subject to the provisions of Section 2.05(b), each Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Term SOFR for such Interest Period plus the Applicable Rate.

(b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws.

(ii) If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws.

(iii) Upon the request of the Required Lenders, while any Event of Default exists (other than as set forth in clauses (b)(i) and (b)(ii) above), the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws.

(iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

Section 2.06. Fees.

(a) Fees. The Borrower shall pay to the Joint Lead Arrangers and Bookrunners, the Administrative Agent and the Collateral Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letters.

(b) Payment of Fees. All fees payable under the Loan Documents shall be paid on the dates due in Dollars in immediately available funds and shall not be subject to reduction by way of set-off or counterclaim. Fees paid under any Loan Document shall not be refundable for any reason whatsoever.

Section 2.07. Computation of Interest and Fees. All computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.08. Evidence of Debt. The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender in the ordinary course of business. The Administrative Agent shall maintain the Register in accordance with Section 11.06(c). The accounts or records maintained by each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the Register, the Register shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

Section 2.09. Payments Generally; Administrative Agent’s Clawback.

(a) General. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed Closing Date that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, at the interest rate applicable to the Loans corresponding to such Borrowing. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to such Lenders the amount due.

With respect to any payment that the Administrative Agent makes for the account of the Lenders hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (3) the Administrative agent has for any reason otherwise erroneously made such payment; then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this clause (b) shall be conclusive, absent manifest error.

(c) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to make its payment under Section 11.04(c).

(d) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(e) Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

Section 2.10. Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Parties at such time) of payment on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section 2.10 shall not be construed to apply to (A) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender or Disqualified Institution), or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than an assignment to the Borrower or any Subsidiary thereof (as to which the provisions of this Section 2.10 shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

Section 2.11. Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 11.01 and in the definition of “Required Lender”.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent or Collateral Agent hereunder; second, as the Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent (acting at the written direction of the Required Lenders) and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 4.01 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with their Applicable Percentages under the Facility. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.11(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(b) Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with their Applicable Percentages under the Facility, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.12. Restricted use of proceeds in Switzerland. Each Loan Party shall ensure that no proceeds of the Facility and any Loan shall (a) be on-lent or made available, directly or indirectly, to any of the Borrower’s Subsidiaries incorporated in Switzerland and/or having its registered office in Switzerland and/or qualifying as a Swiss resident pursuant to article 9 of the Swiss Withholding Tax Act or (b) will otherwise be used or made available, directly or indirectly, in each case in a manner which would constitute a detrimental ‘use of proceeds in Switzerland’ (Mittelverwendung in der Schweiz) as interpreted by the Swiss Federal Tax Administration for purposes of Swiss Withholding Tax, unless (i) such use of proceeds of the Facility and any Loan in Switzerland is permitted without interest payments under this Agreement becoming subject to Swiss Withholding Tax under the Swiss taxation laws in force from time to time or (ii) until such time as a written confirmation or countersigned tax ruling application from the Swiss Federal Tax Administration has been obtained confirming, based on correct and up to date facts and circumstances at all times, that such use of proceeds of the Facility and any Loan is permitted without interest payments under this Agreement becoming subject to Swiss Withholding Tax.

Article III

TAXES, YIELD PROTECTION AND ILLEGALITY

Section 3.01. Taxes.

(a) Defined Terms: For purposes of this Section 3.01, the term “Applicable Law” includes FATCA.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document, except Swiss Withholding Tax, which shall be dealt with under Section 10.11 below, shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of the applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by the applicable withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. Notwithstanding the foregoing, and for the avoidance of doubt, nothing herein shall be construed to obligate the Administrative Agent to determine the duties or liabilities of the Borrower or any paying agent of the Borrower with respect to any deductions and/or withholdings required by any Applicable Law or Governmental Authority outside the United States, or to pay any such deductions or withholdings to any such Governmental Authority.

(c) Payment of Other Taxes by Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d) Indemnification by Loan Parties. Each of the Loan Parties shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (e).

(f) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by laws to report such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g) Status of Lenders; Tax Documentation.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by Applicable Law or when reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit M-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable); or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit M-2 or Exhibit M-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit M-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h) Treatment of Certain Refunds. Unless required by Applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to the Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (h), in no event will the applicable Recipient be required to pay any amount to the Loan Party pursuant to this clause (h) the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This clause (h) shall not be construed to require any Recipient to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party or any other Person.

(i) Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

Section 3.02. Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to SOFR or Term SOFR, or to determine or charge interest rates based upon SOFR or Term SOFR, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent), any obligation of such Lender to make or continue Term SOFR Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Loan to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Loan. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05.

Section 3.03. Inability to Determine Rates.

(a) If, on or prior to the first day of any Interest Period for any Term SOFR Loan, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate has been determined in accordance with Section 3.03(b), and the circumstances under clause (i) of Section 3.03(b) or the Scheduled Unavailability Date has occurred, or (B) adequate and reasonable means do not otherwise exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan, or (ii) the Administrative Agent or the Required Lenders determine that for any reason Term SOFR for any requested Interest Period with respect to a proposed Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Term SOFR Loans shall be suspended (to the extent of the affected Term SOFR Loans or Interest Periods) until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 3.03(a), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a Borrowing of Term SOFR Loans (to the extent of the affected Term SOFR Loans or Interest Periods) and (ii) subject to the designation of a Successor Rate under clause (b) below, any outstanding Term SOFR Loans shall be deemed to have been converted into ABR Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 3.05.

(b) Replacement of Term SOFR or Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:

(i) adequate and reasonable means do not exist for ascertaining one month, three month and six month interest periods of Term SOFR, including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii) CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of U.S. dollar denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide such interest periods of Term SOFR after such specific date (the latest date on which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “Scheduled Unavailability Date”);

then, on a date and time determined by the Administrative Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with Daily Simple SOFR plus the SOFR Adjustment for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “Successor Rate”); provided that it shall be a condition to such replacement that the Required Lenders shall have directed the establishment of Conforming Changes to address the manner and conventions of the determination of such Successor Rate.

If the Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest payments will be payable on a monthly basis.

Notwithstanding anything to the contrary herein, (i) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in Section 3.03(b)(i) or (ii) have occurred with respect to the Successor Rate then in effect, then in each case, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing Term SOFR or any then current Successor Rate in accordance with this Section 3.03 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such benchmark, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Required Lenders from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent, at the instruction of the Required Lenders, shall have posted such proposed amendment to all Lenders and the Borrower.

The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of the implementation of any Successor Rate.

Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero percent (0%), the Successor Rate will be deemed to be zero percent (0%) for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a Successor Rate, the Administrative Agent, acting at the instruction of the Required Lenders, will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

For purposes of this Section 3.03, those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans in Dollars shall be excluded from any determination of Required Lenders.

Section 3.04. Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by any Lender;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender any other condition, cost or expense affecting this Agreement or Term SOFR Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender, such additional amount or amounts as will compensate such Lender, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in clauses (a) or (b) of this Section 3.04 and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 3.05. Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any payment or prepayment of any Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the Borrower for any reason (including the failure of any of the conditions precedent specified in Article IV to be satisfied) to make a requested borrowing of Loans hereunder on the date specified in the Notice of Borrowing;

(c) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay or borrow any Loan on the date or in the amount notified by the Borrower; or

(d) any assignment of a Term SOFR Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 11.14;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained but excluding any loss of anticipated profits. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

Section 3.06. Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. Each Lender may make any Loans to the Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.05, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, and in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 11.14.

Section 3.07. Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

Article IV

CONDITIONS PRECEDENT

Section 4.01. Conditions Precedent to Closing Date. The obligation of each Lender to make its Loan hereunder is subject to satisfaction (or waiver in accordance with Section 11.01) of the following conditions precedent on or prior to the proposed Closing Date set forth in the Notice of Borrowing delivered pursuant to Section 2.02(a):

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or pdf copies unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i) Credit Agreement. This Agreement, duly executed and delivered by the parties hereto;

(ii) Loan Documents.

(A) each Note executed by the Borrower in favor of each Lender requesting a Note; and

(B) the Fee Letters.

(iii) Corporate Documents. Such documents, resolutions and certifications, in form and substance satisfactory to the Administrative Agent and each Lender, as the Administrative Agent may reasonably require to evidence with respect to each Loan Party (A) that it is duly organized or formed, and, to the extent applicable, that it is validly existing, in good standing (or the equivalent thereof) and qualified to engage in business in the place of its organization or formation, (B) that it is duly authorized to execute and perform its obligations under the Loan Documents to which it is a party, and (C) the authority of each Responsible Officer of such Loan Party authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(iv) Officer’s Certificate. A certificate from each Loan Party signed by a Responsible Officer of such Loan Party, substantially in the form of Exhibit D hereto, (A) certifying as to the matters set forth in Sections 4.01(a)(viii), 4.01(a)(ix), 4.01(c), 4.01(d), and 4.01(e), (B) certifying as to the documents furnished pursuant to Section 4.01(a)(iii), and (C) covering the authority, incumbency and specimen signatures of the individuals who have executed (or who will execute) the Loan Documents and other documents contemplated hereby on behalf of each Loan Party, and that such authority has not been modified, rescinded or amended and is in full force and effect and (1) in case of the Borrower, incorporated in Luxembourg, a customary formalities certificate (i) certifying that all copy documents are correct, complete and in full force and effect and have not been amended or superseded and (ii) attaching (A) its (consolidated) articles of association (statuts coordonnés) (B) the corporate resolutions authorizing the entering into and performance of the Loan Documents; (C) an electronic certificate as to the non-inscription of a court decision (certificat de non-inscription d’une décision judiciaire) issued by the RCS dated no earlier than one (1) Business Day prior to the date of this Agreement certifying that no Luxembourg court decision as to inter alia bankruptcy (faillite), arrangement with creditors (concordat préventif de la faillite), controlled management (gestion contrôlée), suspension of payments (sursis de paiement), liquidation (liquidation judiciaire) or foreign court decision as to bankruptcy (faillite), arrangement with creditors (concordat préventif de la faillite) or other analogous procedures which have to be filed with the RCS in accordance with the law of 19 December 2002 relating to the register of commerce and companies as well as the accounting and the annual accounts of companies, as amended, have been filed with the RCS; (D) an excerpt of the RCS dated no earlier than one (1) Business Day prior to the date of this Agreement and (E) a specimen of the signature of each person authorized by the corporate resolutions; and (2) in the case of a Dutch Loan Party (i) a copy of the articles of association (statuten) and deed of incorporation (oprichtingsakte), as well as an extract (uittreksel) from the Dutch Commercial Register (Handelsregister), (ii) a copy of a resolution of the board of managing directors (A) approving the terms of, and the transactions contemplated by, the Loan Documents to which it is a party and resolving that it execute the Loan Documents to which it is a party, (B) if applicable, authorizing a specified person or persons to execute the Loan Documents to which it is a party on its behalf; and (C) if applicable, authorizing a specified person or persons, on its behalf, to sign and/or dispatch all documents and notices (including, if relevant, any Notice of Borrowing) to be signed and/or dispatched by it under or in connection with the Loan Documents to which it is a party, (iii) if applicable, a copy of the resolution of the board of supervisory directors approving the resolutions of the board of managing directors referred to under (ii) above, (iv) if applicable, a copy of the resolution of the shareholder(s) approving the resolutions of the board of managing directors referred to under (ii) above and (v) a copy of (A) the request for advice from each works council, or central or European works council with jurisdiction over the transactions contemplated by this Agreement and (B) the positive or neutral advice from such works council, which, if conditional, contains conditions which can reasonably be complied with and would not cause and are not reasonably likely to cause a breach of any term of any Loan Documents;

(v) Compliance Certificate. A duly completed Compliance Certificate signed by a Responsible Officer of the Borrower, dated the Closing Date;

(vi) Legal Opinions. The Administrative Agent shall have received a legal opinion in the English language, addressed to the Administrative Agent, the Collateral Agent and the Lenders and dated the Closing Date from each of (A) Greenberg Traurig, LLP, as special New York counsel to the Loan Parties, (B) Clifford Chance US LLP, as special New York counsel to the Lenders, (C) Arendt & Medernach SA, as special Luxembourg counsel to the Loan Parties, (D) Clifford Chance, as special Luxembourg counsel to the Lenders, (E) Philippi Prietocarrizosa Ferrero DU & Uría S.A.S., as special Colombia counsel to the Loan Parties, (F) Gómez-Pinzón Abogados S.A.S., as special Colombia counsel to the Lenders, (G) Bufete Dr. F.A. Arias, S.A. de C.V., as special El Salvador counsel to the Loan Parties, (H) BLP – El Salvador, as special El Salvador counsel to the Lenders, and (I) Greenberg Traurig, LLP, as special Florida counsel to the Loan Parties, in each case, in form and substance satisfactory to the Administrative Agent and each Lender.

(vii) Solvency. A solvency certificate in substantially the form of Exhibit H attesting to the Solvency of the Borrower and its Subsidiaries, before and after giving pro forma effect to the Transaction, signed by the Borrower’s chief financial officer;

(viii) Financial Statements.

(A) Interim Financial Statements. True, complete and correct copies (as certified by a Responsible Officer of the Borrower) of (1) the consolidated unaudited balance sheets of each of the Borrower and GFS and (2) unaudited balance sheets of each of Quifa, PDM, Gelcaps and DIBA, individually, as of the end of the fiscal quarters ended March 31, 2022 and June 30, 2022, and for the comparable period of the prior fiscal year, and related income statements, cash flows and shareholders’ equity (collectively, the “Interim Financial Statements”); and

(B) Pro Forma Financial Statements. True, complete and correct copies (as certified by a Responsible Officer of the Borrower) of the pro forma consolidated balance sheet, and related income statements, cash flows and shareholders’ equity of the Loan Parties for the six-month period ended on the last day of the fiscal quarter of the last Interim Financial Statements provided pursuant to the foregoing clause (A), in each case after giving effect to the Transaction;

(ix) Acquisition Agreement. The Acquisition Agreement and the Related Documents have not been altered, amended, or otherwise changed or supplemented or any provisions thereof waived or consented to (including any change in the purchase price), in each case in any manner that is materially adverse to the Lenders, without the prior written consent of the Required Lenders, such approval not to be unreasonably withheld, conditioned or delayed, (as certified by a Responsible Officer of the Borrower); provided that (A) any increase in the purchase price shall be deemed not to be materially adverse to the Lenders so long as such increase is not funded with additional Indebtedness, (B) any reduction of fifteen per cent (15%) or less in the purchase price for the Acquisition shall be deemed not to be materially adverse to the Lenders so long as any such reduction of the total purchase price for the Acquisition is applied to reduce the amount of the Commitments on a dollar-for-dollar basis, (C) the granting of any consent under the Acquisition Agreement that is not materially adverse to the interests of the Lenders shall not otherwise constitute an amendment or waiver, and (D) any amendment, waiver or other modification of the third party beneficiary rights applicable to the Joint Lead Arrangers and Bookrunners and the Lenders, in each case, shall be materially adverse to the interests of the Lenders. The Acquisition shall have been or shall concurrently with the disbursement of the Loan be, consummated in accordance with the terms of the Acquisition Agreement, including receipt of all consents and approvals necessary in connection with the Transaction as required pursuant to the Acquisition Agreement, and in compliance with all applicable requirements of Law and regulatory approvals, in each case, in all material respects.

(x) Process Agent. A letter relating to the appointment of an agent for service of process in the State of New York by each Loan Party with respect to this Agreement and the Fee Letters, in form and substance satisfactory to the Administrative Agent and each of the Lenders, together with evidence of each such agent for service of process’s unconditional and irrevocable acceptance of such appointment to act as such until the date that is six (6) months after the Maturity Date.

(xi) Notice of Borrowing. The Notice of Borrowing in accordance with Section 2.02(a).

(b) Patriot Act; Know-Your-Customer. Upon the reasonable request of the Administrative Agent (on behalf of itself or any Lender) made at least ten (10) days prior to the Closing Date, the Borrower shall have provided to the Administrative Agent the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act, in each case at least five (5) days prior to the Closing Date and (y) at least five (5) days prior to the Closing Date, any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered, to the Administrative Agent (on behalf of any Lender that so requests), a Beneficial Ownership Certification in relation to such Loan Party.

(c) Representations and Warranties. Each of the Acquisition Agreement Representations and the representations and warranties specified in Sections 5.01, 5.02, 5.03, 5.04, 5.05(a), 5.14, 5.18, 5.21, 5.22, 5.24, 5.25 and 5.30, shall be true and correct in all material respects (or in all respects if qualified by materiality).

(d) No Default. No default, event of default or similar event under the Private Placement Notes shall have occurred and be continuing if the Private Placement Notes are not redeemed or refinanced with the proceeds from the Facility.

(e) Absence of Certain Changes. There shall not have occurred any breach under Section 3.9 of the Acquisition Agreement that would entitle the Borrower to terminate its obligations thereunder or to decline to consummate the Acquisition pursuant to the Acquisition Agreement.

(f) [Reserved].

(g) Fees. The fees required to be paid to the Administrative Agent, the Joint Lead Arrangers and Bookrunners and the Lenders under Section 2.06 on or before the Closing Date and the reasonable and documented fees and expenses (including, but not limited to, legal fees related to compliance and controlled substances due diligence) of Clifford Chance US LLP, Clifford Chance, Clifford Chance LLP, Machado Meyer Advogados, Gómez-Pinzón Abogados S.A.S., BLP – El Salvador, Mijares, Angoitia, Cortés y Fuentes, S.C., and Alston & Bird, LLP, to the extent invoiced at least two (2) Business Days prior to the Closing Date, shall have been paid (all of which fees, expenses and taxes the Borrower authorizes the Administrative Agent to deduct from proceeds of the Loans).

(h) Funds Flow Memorandum. A funds flow memorandum, attached to the Notice of Borrowing, pursuant to which the Borrower shall direct the Administrative Agent and the Lenders to make the payments contemplated thereby, with the proceeds of the Loans, on the Closing Date.

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 4.02. Satisfaction of Conditions Precedent. The Notice of Borrowing submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Section 4.01 will be satisfied on and as of the Closing Date.

Article V

REPRESENTATIONS AND WARRANTIES

The Loan Parties represent and warrant to the Administrative Agent and the Lenders on (a) the Effective Date and (b) the Closing Date that:

Section 5.01. Existence, Qualification and Power.

(a) Each Loan Party, each Target Company Guarantor and each of their Material Subsidiaries (i) is duly organized, registered or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation, registration or organization, and (ii) has all requisite power and authority and all applicable requisite governmental licenses, authorizations, consents and approvals to execute, deliver and perform its obligations under the Loan Documents and Related Document to which it is a party and consummate the Transaction.

(b) Each Loan Party, each Target Company Guarantor and each of their Subsidiaries (i) has all requisite power and authority and all applicable requisite governmental licenses, authorizations, consents and approvals to own or lease its assets and to carry on its business and (ii) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business as currently conducted requires such qualification or license; except, in each case referred to in this clause (b), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 5.02. Authorization; No Contravention. The execution, delivery and performance by each Loan Party and each Target Company Guarantor of each Loan Document and Related Document to which such Person is or is to be a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of (or the requirement to create) any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries, except as could not reasonably be expected to have a Material Adverse Effect, or (ii) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Applicable Law in any material respect.

Section 5.03. Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party or any Target Company Guarantor of this Agreement or any other Loan Document or Related Document, or for the consummation of the Transaction, (b) the grant by any Loan Party or any Target Company Guarantor of the Liens granted, or to be granted, by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, other than the filing of reports with the Colombian Central Bank (Banco de la República de Colombia) which shall be required upon any payment by a Colombian Guarantor, or such other actions which have been taken or approvals, consents, exemptions or authorizations which have already been received. All applicable waiting periods in connection with the Transaction have expired without any action having been taken by any Governmental Authority restraining, preventing or imposing materially adverse conditions upon the Transaction or the rights of the Loan Parties, the Target Company Guarantors or any of their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them; or such other actions which have been taken or approvals, consents, exemptions or authorizations which have already been received. All applicable waiting periods in connection with the Transaction have expired without any action having been taken by any Governmental Authority restraining, preventing or imposing materially adverse conditions upon the Transaction or the rights of the Loan Parties, the Target Company Guarantors or any of their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

Section 5.04. Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party and each Target Company Guarantor that is party thereto. This Agreement constitutes a legal, valid and binding obligation of each Loan Party, enforceable against each Loan Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles. Each Loan Document (other than this Agreement) when so delivered will constitute, a legal, valid and binding obligation of each Loan Party or Target Company Guarantor that is party thereto, enforceable against each Loan Party or each Target Company Guarantor that is party thereto in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles.

Section 5.05. Financial Statements; No Material Adverse Effect.

(a) Other than the financial statements of the Target Companies, the financial statements previously delivered by the Borrower to the Lenders (i) were prepared in accordance with IFRS consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (ii) when taken as a whole, fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations, cash flows and changes in shareholders’ equity for the period covered thereby in accordance with IFRS consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and, with respect to any interim financial statements, subject to normal year-end audit adjustments and the absence of footnotes. To the Borrower’s knowledge, the financial statements of the Target Companies previously delivered by the Borrower to the Lenders (i) were prepared in accordance with the Normas de Información Financieras (“NIF”) applicable in Mexico issued by the Consejo Mexicano de Normas de Información Financiera, A.C. consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) when taken as a whole, fairly present in all material respects the financial position of the Target Companies as of the date thereof and their results of operations and changes in their cash flows for the period covered thereby in accordance with NIF consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and, with respect to any interim financial statements, subject to normal year-end audit adjustment and the absence of footnotes.

(b) Since December 31, 2021, there has been no event, change, condition or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

Section 5.06. Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties or, as of the Closing Date, the Target Company Guarantors, threatened in writing at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party, as of the Closing Date, any Target Company Guarantors, or any of their Subsidiaries that (a) question in any manner the validity or enforceability of this Agreement, any other Loan Document, any Related Document or seek to enjoin or delay the making of the Loans or the consummation of the Transaction, or (b) except as specifically disclosed in Schedule 5.06 (the “Disclosed Litigation”), either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect, and, since December 31, 2021 there has been no materially adverse change in the status, or financial effect on any Loan Party, any Target Company Guarantor or any Subsidiary thereof, of the matters described in Schedule 5.06.

Section 5.07. No Default. Neither any Loan Party, nor any Target Company Guarantor, nor any Subsidiary thereof is in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

Section 5.08. Ownership of Property; Liens. Each Loan Party, each Target Company Guarantor and each of their Subsidiaries have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of each Loan Party, each Target Company Guarantor and each of their Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.

Section 5.09. Environmental Matters. Except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Loan Parties, the Target Company Guarantors and their Subsidiaries: (a) are in compliance with all applicable Environmental Laws; (b) hold all Environmental Permits (each of which is in full force and effect) required for any of their current operations; (c) are in compliance with all of their Environmental Permits; (d) have not received written notice of any claim, complaint, proceeding, investigation or inquiry with respect to any Environmental Liability (and no such claim, complaint, proceeding, investigation or inquiry is pending or, to the knowledge of the Borrower, is threatened in writing or contemplated) or (e) do not know of any facts, events or circumstances that could reasonably be expected to give rise to any basis for any Environmental Liability of any Loan Party, any Target Company Guarantor or any Subsidiary.

Section 5.10. Insurance. The material properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower in such amounts with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates, and, except as could not reasonably be expected to have a Material Adverse Effect, all such insurance complies with the requirements of Section 6.07 and is in full force and effect, and all premiums have been duly paid.

Section 5.11. Taxes. Except as would not reasonably be expected to have a Material Adverse Effect, the Borrower and each of its Subsidiaries have timely filed all U.S. federal, state and local and all material non-U.S. Tax returns and reports required to be filed, and have timely paid all U.S. federal, state and local and all material non-U.S. Taxes (whether or not shown on a Tax return), including in its capacity as a withholding agent, levied or imposed upon it or its properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with IFRS. There is no ongoing or pending material Tax audit with respect to, the Borrower or any Subsidiary. Neither any Loan Party, any Target Company Guarantor nor any Material Subsidiary thereof is party to any Tax sharing agreement.

Section 5.12. ERISA Compliance.

(a) Each Plan has been operated and administered in accordance with its terms and is in compliance with the applicable provisions of ERISA, the Code and other Federal or state laws, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the IRS. To the knowledge of each Loan Party and, as of the Closing Date, each Target Company Guarantor, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b) There are no material claims, actions or lawsuits pending against or involving any Plan or, to the knowledge of each Loan Party or, as of the Closing Date, each Target Company Guarantor, threatened in writing. There have been no non-exempt prohibited transactions (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or violations of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) No ERISA Event has occurred, and no Loan Party, ERISA Affiliate or, as of the Closing Date, Target Company Guarantor, is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan or Multiemployer Plan. No Loan Party, Target Company Guarantor or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA. No Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

(d) No Loan Party, Target Company Guarantor or ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other than (A) on the Closing Date, those listed on Schedule 5.12(d) hereto and (B) thereafter, Pension Plans not otherwise prohibited by this Agreement.

(e) To the extent applicable, each Foreign Plan has been maintained in all material respects in compliance with its terms and with the requirements of all requirements of Applicable Law and has been maintained, where required, in good standing with applicable regulatory authorities, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any other Loan Party or Target Company Guarantor has incurred any monetary obligations in connection with the termination of or withdrawal from any Foreign Plan that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 5.13. Subsidiaries; Equity Interests; Loan Parties. As of the Closing Date, no Loan Party or Target Company Guarantor has any Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully or substantially paid and non-assessable and are owned by a Loan Party or Target Company Guarantor in the amounts specified on Part (a) of Schedule 5.13, free and clear of all Liens except those created under the Collateral Documents. As of the Closing Date, no Loan Party or Target Company Guarantor has any equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13. Set forth on Part (c) of Schedule 5.13 is a complete and accurate list of all Loan Parties and all Target Company Guarantors, showing as of the Closing Date (as to each Loan Party and Target Company Guarantor) the jurisdiction of its incorporation, the address of its principal place of business and its unique identification number issued to it by the jurisdiction of its incorporation. The copy of the charter of each Loan Party and each Target Company Guarantor and each amendment thereto provided pursuant to Section 4.01(a)(iii) is a true and correct copy of each such document, each of which is valid and in full force and effect.

Section 5.14. Margin Regulations; Investment Company Act.

(a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of the Borrowing, not more than twenty-five per cent (25%) of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) will be margin stock.

(b) None of the Borrower, any Person Controlling the Borrower, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

Section 5.15. Disclosure. The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries, any other Loan Party or Target Company Guarantor is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished in writing by or on behalf of any Loan Party or Target Company Guarantor to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document, at the time furnished, (in each case, taken as a whole and as modified or supplemented by other information so furnished and the Borrower’s public filings with the SEC) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

Section 5.16. Compliance with Laws. Each Loan Party, each Target Company Guarantor and each Subsidiary thereof are in compliance in all material respects with the requirements of all Applicable Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Each Loan Party, each Target Company Guarantor and each Subsidiary thereof is in compliance with the Controlled Substances Act and all applicable anti-money laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Loan Party, any Target Company Guarantor or any of their respective Subsidiaries or properties with respect to the Controlled Substances Act, any anti-money laundering Laws or the Civil Asset Forfeiture Reform Act is pending or, to the knowledge of the Borrower, threatened in writing.

Section 5.17. Intellectual Property; Licenses, Etc. Each Loan Party, each Target Company Guarantor and each of their Material Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, trade secrets, know-how, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the IP Rights of any other Person, except for such failure to own or possess as could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, no product, service, process, method, substance, part or other material now used, or now contemplated to be used, by any Loan Party, any Target Company Guarantor or any of their Subsidiaries infringes, misappropriates or otherwise violates upon any IP Rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, there has been no unauthorized use, access, interruption, modification, corruption or malfunction of any information technology assets or systems (or any information or transactions stored or contained therein or transmitted thereby) owned or used by any Loan Party, any Target Company Guarantor or any of their Subsidiaries, which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Section 5.18. Solvency. Each Loan Party and each Target Company Guarantor is, individually and together with their Subsidiaries on a consolidated basis, Solvent.

Section 5.19. [Reserved].

Section 5.20. Labor Matters. Except as provided under Schedule 5.20, there are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrower, the Loan Parties, the Target Company Guarantors or any of their Material Subsidiaries as of the Closing Date, and neither the Borrower nor any Loan Party, any Target Company Guarantor or Subsidiary has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years which have had a Material Adverse Effect.

Section 5.21. OFAC. Neither the Borrower, nor any of its Subsidiaries nor their respective officers and employees, nor, to the knowledge of the Borrower and its Subsidiaries, any of their respective employees, agents, or representatives, is an individual or entity that is, or is owned or controlled by one or more individuals or entities that are (a) currently the subject or target of any Sanctions, (b) included on OFAC’s List of Specially Designated Nationals or HMT’s Consolidated List of Financial Sanctions Targets, or any similar list enforced by any other relevant sanctions authority or (c) located, organized or resident in a Designated Jurisdiction. The Borrower and its Subsidiaries have conducted their businesses in compliance in all material respects with all applicable Sanctions and have instituted and maintained in effect policies and procedures designed to ensure compliance with such Sanctions.

Section 5.22. Anti-Corruption Laws. The Borrower and its Subsidiaries have conducted their businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other applicable anti-corruption legislation in other jurisdictions and have instituted and maintained in effect policies and procedures designed to ensure compliance with such laws.

Section 5.23. EEA Financial Institutions. No Loan Party or Target Company Guarantor is an EEA Financial Institution.

Section 5.24. USA Patriot Act; Beneficial Ownership Certificate. As of the Closing Date, the information included in the Beneficial Ownership Certification, if applicable, is true, complete and correct in all respects.

Section 5.25. Ranking; Priority. The Obligations constitute and will constitute unconditional and unsubordinated general obligations of the Borrower, each Loan Party and each Target Company Guarantor upon their execution of the Target Company Guarantor Joinder Agreement, ranking at least pari passu with all other senior secured Indebtedness of the Loan Parties and the Target Company Guarantors, except, in each case, for such payment obligations that are mandatorily preferred by Applicable Law.

Section 5.26. Absence of Immunity. No Loan Party or Target Company Guarantor is entitled to immunity on the grounds of sovereignty or otherwise from the jurisdiction of any court or from any action, suit, set-off or proceeding, or service of process in connection therewith, arising under the Loan Documents.

Section 5.27. Collateral Documents; Perfection of Security Interest. The Security (other than the Security to be created by the Mexican Share Pledge Agreement) has been duly created and perfected as valid and enforceable first priority Liens or other interests or rights of the kind the relevant Collateral Documents (other than the Security to be created by the Mexican Share Pledge Agreement) purport to create with respect to the Collateral, in both cases pursuant to Applicable Law.

Section 5.28. Availability and Transfer of Foreign Currency. No foreign exchange control approvals or other authorizations are required to ensure the availability of Dollars to enable the Borrower to perform all of its payment obligations under the Loan Documents. No other restriction or requirement limits the availability to, or transfer of foreign exchange by, the Borrower that would result in the Borrower not being able to make any payments required to be made by it under any Loan Document.

Section 5.29. Covered Entities. No Loan Party or Target Company Guarantor is a Covered Entity.

Section 5.30. Controlled Substances. The Borrower and its Subsidiaries taken as a whole have not used the proceeds from sales of Dronabinol or any other controlled substance containing delta-9-tetrahydrocannabinol to pay the purchase price in connection with the Acquisition.

Section 5.31. Luxembourg Representations. The place of the central administration (siège de l’administration centrale) and Centre of Main Interests of the Borrower incorporated in Luxembourg is located at its registered office (siège statutaire) in Luxembourg and it has no Establishment outside Luxembourg (such terms as referred to in the Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast) or domestic Luxembourg law) and the Borrower is, to the extent applicable to it, in compliance with the Luxembourg law dated 31 May 1999 on the domiciliation of companies.

Section 5.32. Tax Status. No notice under Article 36 Tax Collection Act (Invorderingswet 1990) has been given by any Loan Party, any Target Company Guarantor or any of their Material Subsidiaries.

Section 5.33. Business Activity in Panama. Each Loan Party and each Target Company Guarantor is an entity located outside of Panama and does not (i) conduct business activities in Panama, or (ii) directly generate income from Panamanian sources.

EACH OF THE FOREGOING REPRESENTATIONS AND WARRANTIES, TO THE EXTENT MADE WITH RESPECT TO OR BY THE TARGET COMPANIES, OTHER THAN THE REPRESENTATIONS AND WARRANTIES MADE WITH RESPECT TO THE TARGET COMPANIES IN SECTIONS 5.01 THROUGH 5.04, IS MADE TO THE BEST KNOWLEDGE OF THE LOAN PARTIES AFTER COMMERCIALLY REASONABLE INQUIRY.

Article VI

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (other than contingent indemnification or other contingent obligations as to which no claim has been asserted and are not yet due and payable) shall remain unpaid or unsatisfied, each Loan Party shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.11) cause each Subsidiary to:

Section 6.01. Financial Statements. Deliver to the Administrative Agent and each Lender:

(a) as soon as available, but in any event within one-hundred and twenty (120) days after the end of each fiscal year of the Borrower (commencing with the fiscal year ended December 31, 2022), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with IFRS, such consolidated statements to be audited and accompanied by a report and opinion of a Big Four Auditing Firm, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; and

(b) as soon as available, but in any event within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (commencing with the fiscal quarter ended September 30, 2022), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with IFRS, subject only to normal year-end audit adjustments and the absence of footnotes.

Section 6.02. Certificates; Other Information. Deliver to the Administrative Agent and each Lender:

(a) concurrently with the delivery of the financial statements referred to in Section 6.01(a) (commencing with the delivery of the financial statements for the fiscal year ended December 31, 2022), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default under the financial covenants set forth herein or, if any such Default shall exist, stating the nature and status of such event;

(b) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b) (commencing with the delivery of the financial statements for the fiscal year ended December 31, 2022), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Borrower (which delivery may, unless the Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);

(c) promptly following request therefor, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them as the Administrative Agent or any Lender (through the Administrative Agent) may from time to time reasonably request;

(d) promptly after the same are available, copies of each annual report, proxy or financial statement or other material report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(e) promptly after the furnishing thereof, copies of any material report furnished to any holder of debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of the Private Placement, any other indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;

(f) as soon as available, but in any event within thirty (30) days after the end of each fiscal year of the Borrower, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Subsidiaries and containing such additional information as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably specify;

(g) promptly, and in any event within five (5) Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof;

(h) not later than five (5) Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of all material notices, requests and other documents (including amendments, waivers and other modifications) so received under or pursuant to any Related Document or instrument, indenture, loan or credit or similar agreement and, from time to time upon request by the Administrative Agent, such information and reports regarding the Related Documents and such instruments, indentures and loan and credit and similar agreements as the Administrative Agent may reasonably request;

(i) promptly after the assertion or occurrence thereof, notice of any action or proceeding against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect;

(j) promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act and the Beneficial Ownership Regulation; and

(k) promptly, such additional information regarding the business, financial, legal or corporate affairs of any Loan Party or any Subsidiary thereof, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request, subject to restrictions imposed by applicable security clearance regulations, confidentiality provisions and attorney client privilege.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Borrower to deliver such paper copies, at, in the case of a request by a Lender, such Lender’s expense, until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Joint Lead Arrangers and Bookrunners may, but shall not be obligated to, make available to the Lenders, materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar, or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that so long as the Borrower is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Joint Lead Arrangers and Bookrunners, and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.06(f)(iv)); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Joint Lead Arrangers and Bookrunners shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”.

Section 6.03. Notices. Promptly, but in any event within five (5) Business Days, after a Responsible Officer’s obtaining knowledge thereof, notify the Administrative Agent and each Lender:

(a) of the occurrence of any Default;

(b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary that has resulted or could reasonably be expected to result in a Material Adverse Effect; (ii) any action, suit, dispute, litigation, investigation, proceeding or suspension involving any Loan Party or any Subsidiary or any of their respective properties and any Governmental Authority (including, without limitation, pursuant to the Controlled Substances Act, anti-money laundering Laws or the Civil Asset Forfeiture Reform Act) that has resulted or could reasonably be expected to result in a Material Adverse Effect; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(c) of the occurrence of any ERISA Event that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(d) of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof;

(e) of the (i) occurrence of any Disposition of property or assets for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.03(b)(i), (ii) occurrence of any sale or issuance of capital stock or other Equity Interests for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.03(b)(ii), (iii) incurrence or issuance of any Indebtedness for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.03(b)(iii), and (iv) receipt of any Extraordinary Receipt for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.03(b)(v); and

(f) of any public announcement or private communication by Moody’s, S&P or Fitch of an initial Debt Rating or any change or possible change in a Debt Rating.

Each notice pursuant to Section 6.03 (other than Section 6.03(e) and (f)) shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

Section 6.04. Payment of Obligations. (a) Pay and discharge as the same shall become due and payable, (i) all Tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted (which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien) and adequate reserves in accordance with IFRS are being maintained by the Borrower or such Subsidiary; and (ii) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (b) timely file all Tax returns required to be filed, except, in the case of clauses (i) and (ii), where the failure to pay and discharge could not reasonably be expected to have a Material Adverse Effect.

Section 6.05. Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Sections 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

Section 6.06. Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities, except, in each such case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 6.07. Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

Section 6.08. Compliance with Laws. Comply in all material respects with the requirements of all Applicable Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

Section 6.09. Books and Records. Maintain proper books of record and account, in which full, true and correct entries in conformity with IFRS consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be.

Section 6.10. Inspection Rights. No more than twice per fiscal year, permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the reasonable expense of the Borrower and at such reasonable times during normal business hours, upon reasonable advance notice to the Borrower (which, in any event, shall not be less than five (5) Business Days); provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice. Notwithstanding anything to the contrary contained in this Section 6.10, the right of inspection shall be subject to reasonable limitations for security related precautions and to the confidentiality provisions contained in Section 11.06.

Section 6.11. Use of Proceeds. Use the proceeds of the Loans solely for Permitted Uses and not in contravention of any Applicable Law or of any Loan Document.

Section 6.12. Covenant to Guarantee Obligations. If after the Closing Date, based on the most recent consolidated financial statements of the Borrower provided or required to be provided to the Administrative Agent pursuant to Section 6.01, the Consolidated EBITDA and the Consolidated Total Net Assets of the Loan Parties (calculated only in respect of the Borrower and all Subsidiaries that are Guarantors) do not represent at least eighty-five per cent (85.0%) of the Consolidated EBITDA and the Consolidated Total Net Assets, respectively, of the Borrower, then the Borrower shall cause one or more of its Subsidiaries to become a Guarantor hereunder by executing and delivering a subsidiary guarantor joinder agreement substantially in the form attached hereto as Exhibit F within thirty (30) days from such determination so that, on a pro forma basis after any such Subsidiary becomes a Guarantor, the Consolidated EBITDA and the Consolidated Total Net Assets of the Borrower and the Guarantors would represent at least eighty-five per cent (85.0%) of the Consolidated EBITDA and the Consolidated Total Net Assets of the Borrower. The Borrower shall have the right, at any time and from time to time, as of the last day of any fiscal quarter (such date, the “reference date”), to request by written notice to the Administrative Agent the release of one or more Guarantors (any such Guarantor, a “Reference Guarantor”), other than any Guarantor that has total net assets in excess of five per cent (5%) of Consolidated Total Net Assets of the Borrower and its Subsidiaries or whose portion of Consolidated EBITDA exceeds five per cent (5%) of the Consolidated EBITDA of the Borrower and its Subsidiaries (based upon and as of the date of delivery of the most recent consolidated financial statements of the Borrower furnished pursuant to Section 6.01), from its obligations under the Loan Documents, but only to the extent that, (i) after giving effect to the proposed release of such Reference Guarantor as Guarantor hereunder, the Consolidated EBITDA of the Loan Parties for the Measurement Period ended on the reference date represents at least eighty-five per cent (85.0%) of the Consolidated EBITDA of the Loan Parties for the Measurement Period ended on the reference date, and the Consolidated Total Net Assets of the Loan Parties as of the reference date represent at least eighty-five per cent (85.0%) of the Consolidated Total Net Assets of the Loan Parties, (ii) at the time of, and after giving effect to, such proposed release and discharge, no Default or Event of Default shall exist, (iii) no amount is then due and payable under any Guaranty hereunder, and (iv) the Administrative Agent (for further distribution to the Lenders) shall have received a certificate of a Responsible Officer of the Parent certifying as to the matters set forth in clauses (i) through (iii), which in the case of clause (i) shall include detailed calculations evidencing such compliance. Upon delivery of any such written notice by the Borrower to the Administrative Agent and the Lenders (together with calculations in reasonable detail to that effect and compliance with the foregoing requirements), the Administrative Agent shall, if instructed by all Lenders in their reasonable discretion, at the sole cost and expense of the Borrower, take such actions and execute and deliver such agreements, instruments and documents as may be necessary (and, in each case, as reasonably requested by the Borrower) in order to evidence any such release.

Section 6.13. Compliance with Environmental Laws. Except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, comply, and cause all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct any investigation, study, sampling and testing, cleanup, removal, remedial or other action necessary to address all Hazardous Materials at, on, under or emanating from any of properties owned, leased or operated by it in accordance with all Environmental Laws.

Section 6.14. Further Assurances. Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by Applicable Law, subject any Loan Party’s or any of its Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

Section 6.15. Material Contracts. Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, except where the failure to so perform and observe could not reasonably be expected to have a Material Adverse Effect.

Section 6.16. Pari Passu. Take such action as may be necessary to ensure that, at all times, the Obligations are senior, unconditional, secured and unsubordinated obligations of the Borrower, and rank at least pari passu in priority of payment with all present and future unsecured and unsubordinated payment obligations of the Borrower outstanding from time to time, except for such payment obligations that are mandatorily preferred by Applicable Law.

Section 6.17. Anti-Corruption Laws; Sanctions. Conduct its businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other applicable anti-corruption legislation in other jurisdictions and with all applicable Sanctions, and maintain in effect policies and procedures designed to ensure compliance with such laws and Sanctions.

Section 6.18. Controlled Substances Act; Anti-money laundering Laws. Comply in all material respects with the requirements of the Controlled Substances Act and all applicable anti-money laundering Laws and Sanctions.

Section 6.19. Target Company Guarantor Covenants. The Borrower shall, at its own expense:

(a) on the Closing Date:

(i) cause each of the Target Company Guarantors to duly execute and deliver to the Administrative Agent the Target Company Guarantor Joinder Agreement;

(ii) deliver a certificate dated as of the Closing Date to the Administrative Agent, signed by a Responsible Officer of each Mexican Guarantor, substantially in the form of Exhibit D hereto, attaching true, correct and complete copies of such documents, resolutions and certifications as the Administrative Agent may reasonably require to evidence with respect to each Mexican Guarantor (1) that it is duly organized or formed, and, to the extent applicable, that it is validly existing, in good standing (or the equivalent thereof) and qualified to engage in business in the place of its organization or formation, (2) that it is duly authorized to execute and perform its obligations under each Loan Document to which it is a party, (3) that each Responsible Officer of such Mexican Guarantor is authorized to act as a Responsible Officer in connection with each Loan Document to which such Mexican Guarantor is a party and (4) covering the authority, incumbency and specimen signatures of the individuals who have executed (or who will execute) each the Loan Document to which such Mexican Guarantor is a party and any other documents contemplated hereby or thereby on behalf of each Mexican Guarantor, and that such authority has not been modified, rescinded or amended and is in full force and effect;

(iii) deliver to the Administrative Agent a legal opinion in the English language, addressed to the Administrative Agent and the Lenders and dated as of the Closing Date from Greenberg Traurig, LLP, as special New York counsel to the Mexican Guarantors, with respect to the enforceability under New York law of the Target Company Guarantor Joinder Agreement, and other matters reasonably requested by the Required Lenders, in form and substance satisfactory to the Required Lenders;

(iv) deliver to the Administrative Agent a legal opinion in the English language, addressed to the Administrative Agent, the Mexican Collateral Agent and the Lenders and dated as of the Closing Date from each of (A) Greenberg Traurig, S.C., as special Mexico counsel to the Mexican Guarantors and (B) Mijares, Angoitia, Cortés y Fuentes, S.C., as special Mexico counsel to the Lenders, in each case, in form and substance satisfactory to the Lenders, with respect to the Mexican Guarantors and (1) the Mexican Share Pledge Agreement, (2) the Mexican Collateral Agency Agreement and (3) the Target Company Guarantor Joinder Agreement; and

(v) deliver to the Administrative Agent (A) a letter relating to the appointment of an agent for service of process in the State of New York by each Target Company Guarantor with respect to each Loan Document to which each such Target Company Guarantor is a party, in form and substance satisfactory to the Administrative Agent and each of the Lenders, together with evidence of each such agent for service of process’s unconditional and irrevocable acceptance of such appointment to act as such until the date that is six (6) months after the Maturity Date and (B) a true, correct and complete copy (as certified by a Responsible Officer of each Mexican Guarantor) of each power of attorney for lawsuits and collections granted by each Mexican Guarantor in favor of the Process Agent.

(b) promptly, but in any event no later than the Mexican Share Pledge Agreement Execution Date:

(i) (A) execute and cause Allophane, Somar Holding Company and each of the Mexican Target Companies to duly execute and deliver to the Administrative Agent the Mexican Share Pledge Agreement and create and perfect a valid and enforceable first priority Security thereunder, (B) cause each Mexican Target Company to make the annotation of the Lien created by the Mexican Share Pledge Agreement in each Mexican Target Company’s stock ledger and (C) provide written confirmation of the annotation of the Mexican Share Pledge Agreement in each Mexican Target Company’s stock ledger and in all places necessary to create, maintain and perfect the Liens created by the Mexican Share Pledge Agreement as of the Mexican Share Pledge Agreement Execution Date, together with true, correct and complete copies (as certified by a Responsible Officer of each Mexican Target Company) of the relevant pages of each Mexican Target Company’s stock ledger evidencing such annotation of the Mexican Share Pledge Agreement;

(ii) deliver to the Administrative Agent a legal opinion in the English language, addressed to the Administrative Agent, the Mexican Collateral Agent and the Lenders and dated as of the Mexican Share Pledge Agreement Execution Date from Gómez-Acebo & Pombo Abogados, S.L.P., as special Spanish counsel to Allophane, in form and substance satisfactory to the Lenders, with respect to Allophane and the Mexican Share Pledge Agreement; and

(iii) deliver to the Administrative Agent a legal opinion in the English language, addressed to the Administrative Agent, the Mexican Collateral Agent and the Lenders and dated as of the Mexican Share Pledge Agreement Execution Date from Greenberg Traurig, LLP, as special Dutch counsel to Somar Holding Company, in form and substance satisfactory to the Lenders, with respect to Somar Holding Company and the Mexican Share Pledge Agreement.

Section 6.20. Closing Date Somar Holding Company Covenants. The Borrower shall, at its own expense, on the Closing Date:

(a) execute and deliver the Dutch Share Pledge Agreement and create and perfect a valid and enforceable first priority Security thereunder;

(b) deliver a certificate dated as of the Closing Date to the Administrative Agent, signed by a Responsible Officer of Somar Holding Company, substantially in the form of Exhibit D hereto, attaching true, correct and complete copies of such documents, resolutions and certifications as the Administrative Agent may reasonably require to evidence with respect to Somar Holding Company (1) that it is duly registered, and, to the extent applicable, that it is validly existing, in good standing (or the equivalent thereof) and qualified to engage in business in the place of its organization or formation, (2) that it is duly authorized to execute and perform its obligations under each Loan Document to which it is a party, (3) the authority of each Responsible Officer of Somar Holding Company authorized to act as a Responsible Officer in connection with each Loan Document to which it is a party, and (4) covering the authority, incumbency and specimen signatures of the individuals who have executed (or who will execute) each Loan Document to which it is a party and any other documents contemplated hereby or thereby on behalf of Somar Holding Company, and that such authority has not been modified, rescinded or amended and is in full force and effect;

(c) deliver to the Administrative Agent a legal opinion in the English language, addressed to the Administrative Agent, the Collateral Agent and the Lenders and dated as of the Closing Date from Clifford Chance LLP, as special Dutch counsel to the Lenders, in form and substance satisfactory to the Lenders, with respect to Somar Holding Company and (1) the Dutch Share Pledge Agreement and (2) the Target Company Guarantor Joinder Agreement;

(d) deliver to the Administrative Agent a legal opinion in the English language, addressed to the Administrative Agent and the Lenders and dated as of the Closing Date from Greenberg Traurig, LLP, as special New York counsel to Somar Holding Company, with respect to the enforceability under New York law of the Target Company Guarantor Joinder Agreement, and other matters reasonably requested by the Required Lenders, in form and substance satisfactory to the Required Lenders; and

(e) deliver to the Administrative Agent a letter relating to the appointment of an agent for service of process in the State of New York by Somar Holding Company with respect to each Loan Document to which it is a party, in form and substance satisfactory to the Administrative Agent and each of the Lenders, together with evidence of each such agent for service of process’s unconditional and irrevocable acceptance of such appointment to act as such until the date that is six (6) months after the Maturity Date.

Section 6.21. Post-Closing Date Maltese Guarantor Covenants. The Borrower shall, at its own expense, within forty-five (45) days after the Closing Date:

(a) cause the Maltese Guarantor to duly execute and deliver to the Administrative Agent the Maltese Guarantor Joinder Agreement;

(b) deliver a certificate dated as of the Maltese Joinder Execution Date to the Administrative Agent, signed by a Responsible Officer of the Maltese Guarantor, substantially in the form of Exhibit D hereto, attaching true, correct and complete copies of such documents, resolutions and certifications as the Administrative Agent may reasonably require to evidence with respect to the Maltese Guarantor (1) that it is duly registered, and, to the extent applicable, that it is validly existing, in good standing (or the equivalent thereof) and has capacity to engage in business in the place of its registration, (2) that it is duly authorized to execute and perform its obligations under the Maltese Guarantor Joinder Agreement and any other Loan Documents to which it is a party, (3) the authority of each Responsible Officer of such Maltese Guarantor authorized to act as a Responsible Officer in connection with the Maltese Guarantor Joinder Agreement and the other Loan Documents to which such Maltese Guarantor is a party, and (4) covering the authority, incumbency and specimen signatures of the individuals who have executed (or who will execute) the Maltese Guarantor Joinder Agreement and the Loan Documents and any other documents contemplated hereby or thereby on behalf of the Maltese Guarantor, and that such authority has not been modified, rescinded or amended and is in full force and effect;

(c) deliver to the Administrative Agent a legal opinion in the English language, addressed to the Administrative Agent and the Lenders and dated as of the Maltese Joinder Execution Date from Maltese counsel to the Maltese Guarantor, in form and substance satisfactory to the Lenders, with respect to the Maltese Guarantor and the Maltese Guarantor Joinder Agreement;

(d) deliver to the Administrative Agent a legal opinion in the English language, addressed to the Administrative Agent and the Lenders and dated as of the Maltese Joinder Execution Date from New York counsel to the Maltese Guarantor, with respect to the enforceability under New York law of the Maltese Guarantor Joinder Agreement, and other matters reasonably requested by the Required Lenders, in form and substance satisfactory to the Required Lenders;

(e) deliver to the Administrative Agent a letter relating to the appointment of an agent for service of process in the State of New York by the Maltese Guarantor with respect to this Agreement, the Fee Letters and the Maltese Guarantor Joinder Agreement, in form and substance satisfactory to the Administrative Agent and each of the Lenders, together with evidence of each such agent for service of process’ unconditional and irrevocable acceptance of such appointment to act as such until the date that is six (6) months after the Maturity Date; and

(f) the fees required to be paid in relation to this Agreement and the Maltese Guarantor Joinder Agreement of Mamo TCV Advocates, Maltese counsel to the Lenders (to the extent invoiced at least two (2) Business Days prior to the Maltese Joinder Execution Date), shall have been paid.

Section 6.22. Post-Closing Date Swiss Guarantor Covenants. The Borrower shall, at its own expense, within thirty (30) days after the Closing Date:

(a) cause the Swiss Guarantor to duly execute and deliver to the Administrative Agent the Swiss Guarantor Joinder Agreement;

(b) deliver a certificate dated as of the Swiss Joinder Execution Date to the Administrative Agent, signed by a Responsible Officer of the Swiss Guarantor, substantially in the form of Exhibit D hereto, attaching true, correct and complete copies of such documents, resolutions and certifications as the Administrative Agent may reasonably require to evidence with respect to the Swiss Guarantor (1) that it is duly organized or formed, and, to the extent applicable, that it is validly existing, in good standing (or the equivalent thereof) and capable in engaging in business in the place of its organization or formation, (2) that it is duly authorized to execute and perform its obligations under the Swiss Guarantor Joinder Agreement and any other Loan Documents to which it is a party, (3) the authority of each Responsible Officer of such Swiss Guarantor authorized to act as a Responsible Officer in connection with the Swiss Guarantor Joinder Agreement and the other Loan Documents to which such Swiss Guarantor is a party, and (4) covering the authority, incumbency and specimen signatures of the individuals who have executed (or who will execute) the Swiss Guarantor Joinder Agreement and the Loan Documents and any other documents contemplated hereby or thereby on behalf of the Swiss Guarantor, and that such authority has not been modified, rescinded or amended and is in full force and effect;

(c) deliver to the Administrative Agent a legal opinion in the English language, addressed to the Administrative Agent and the Lenders and dated as of the Swiss Joinder Execution Date from Swiss counsel to the Swiss Guarantor, in form and substance satisfactory to the Lenders, with respect to the Swiss Guarantor and the Swiss Guarantor Joinder Agreement;

(d) deliver to the Administrative Agent a legal opinion in the English language, addressed to the Administrative Agent and the Lenders and dated as of the Swiss Joinder Execution Date from New York counsel to the Swiss Guarantor, with respect to the enforceability under New York law of the Swiss Guarantor Joinder Agreement, and other matters reasonably requested by the Required Lenders, in form and substance satisfactory to the Required Lenders;

(e) deliver to the Administrative Agent a letter relating to the appointment of an agent for service of process in the State of New York by the Swiss Guarantor with respect to this Agreement, the Fee Letters and the Swiss Guarantor Joinder Agreement, in form and substance satisfactory to the Administrative Agent and each of the Lenders, together with evidence of each such agent for service of process’ unconditional and irrevocable acceptance of such appointment to act as such until the date that is six (6) months after the Maturity Date; and

(f) the fees required to be paid in relation to this Agreement and the Swiss Guarantor Joinder Agreement of Lenz & Staehelin, Swiss counsel to the Lenders (to the extent invoiced at least two (2) Business Days prior to the Swiss Joinder Execution Date), shall have been paid.

Section 6.23. Payoff Letters. No later than the Closing Date, the Administrative Agent shall receive copies of (a) an executed irrevocable payoff letter in respect to the Syndicated Loan and executed termination agreements in respect to the BBVA Facility (each such facility, a “Refinanced Facility”) reflecting that upon receipt by the administrative agent, the lenders or the noteholders thereof, as applicable, of funds in the amounts set forth with respect to such Refinanced Facility in the corresponding payoff letter or termination agreement, (i) all amounts due with respect to such Refinanced Facility, including in respect of principal, interest, premium, costs, fees and expenses, have been fully paid and discharged, (ii) all obligations under such Refinanced Facility (including any remaining commitments thereunder) and any other related documents have been terminated, (iii) any Liens securing such Refinanced Facility shall be deemed to be forever satisfied, released and discharged, and (iv) in respect to the Syndicated Loan, the only condition to effectiveness of such payoff letter shall be that funds in the amounts set forth with respect to the Syndicated Loan have been received by the administrative agent, the lenders or the noteholders thereof, as applicable, and (b) the Private Placement Notes, reflecting that such Private Placement Notes have been cancelled.

Article VII

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (other than contingent indemnification or other contingent obligations as to which no claim has been asserted and are not yet due and payable) shall remain unpaid or unsatisfied, the Loan Parties shall not, nor shall it permit any Subsidiary to, directly or indirectly:

Section 7.01. Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired or assign any accounts or other right to receive income, other than the following Liens (“Permitted Liens”):

(a) Liens pursuant to any Loan Document;

(b) Liens existing on the Closing Date and listed on Schedule 7.01 and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 7.02(b), (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.02(b);

(c) Liens for ad valorem property Taxes not yet due or Liens for Taxes which are not yet due or are being contested in good faith and by appropriate proceedings diligently conducted (which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien), if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with IFRS;

(d) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens in respect of property or assets of the Borrower or any Subsidiary arising in the ordinary course of business (i) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operations of the business of the Borrower or such Subsidiary or (ii) which are being contested in good faith and by appropriate proceedings diligently conducted (which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien), if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with IFRS;

(e) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds (whether in arbitration, judicial, administrative or tax proceedings), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g) leases, subleases, licenses or sub-licenses granted to others, easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances affecting real property which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h) zoning, building codes and other land use laws, regulations and ordinances regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any Governmental Authority having jurisdiction over such real property which are not violated by the current use or occupancy of such real property or the operation of the business of the Borrower or such Subsidiary or any violation of which would not have a Material Adverse Effect;

(i) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(j) Liens securing Indebtedness permitted under Section 7.02(d); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

(k) Liens arising solely by virtue of any contractual or statutory or common law provisions relating to banker’s liens, rights to set off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

(l) any Lien in favor of customs and revenue authorities to secure payment of custom duties in connection with the importation or exportation of goods;

(m) lessors’ and landlords’ Liens on fixtures and movable property (other than computer equipment) located on premises leased in the ordinary course of business;

(n) any netting or set off arrangement under any hedging arrangement entered into by a Loan Party in the ordinary course of business and not for speculative purposes;

(o) Liens created pursuant to the general conditions of a bank operating in the Netherlands based on the general conditions drawn up by the Netherlands Bankers’ Association (Nederlandse Vereniging van Banken) and the Consumers Union (Consumentenbond) or any other general conditions used by, or agreement or arrangement with, a bank operating in the Netherlands to substantially the same effect;

(p) Liens on inventory, factoring of book debts or accounts receivable, so long as such Liens are (x) granted in the ordinary course of business and (y) the aggregate outstanding principal amount of Indebtedness secured by such Liens shall not at any time exceed 2% of Consolidated Total Net Assets (determined as of the end of the then most recently ended Measurement Period);

(q) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the purchase or sale of goods entered into by a Loan Party in the ordinary course of business;

(r) Liens securing Indebtedness and other obligations in an aggregate amount not exceeding $10,000,000 at any time outstanding; and

(s) Liens on the Collateral, to the extent securing the Colombian Peso Takeout Facility, subject to an intercreditor agreement.

Section 7.02. Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except for the following (“Permitted Indebtedness”):

(a) Indebtedness under the Loan Documents;

(b) Indebtedness outstanding on the Closing Date and listed under Schedule 7.02 and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and the direct or any contingent obligor with respect thereto is not changed, as a result of or in connection with such refinancing, refunding, renewal or extension; and provided, still further, that the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended;

(c) Guarantees of the Loan Parties in respect of Indebtedness otherwise permitted hereunder of the Loan Parties; and

(d) Indebtedness incurred in the ordinary course of business in respect of Capitalized Leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(j); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $30,000,000;

(e) Indebtedness owed to any Loan Party;

(f) obligations (contingent or otherwise) of a Loan Party or a Subsidiary existing or arising under any Swap Contract; provided that such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of mitigating risks associated with liabilities, commitments, investments, assets or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for speculative purposes;

(g) Indebtedness of any Loan Party or a Subsidiary as an account party in respect of commercial letters of credit, bank guarantees or bank indemnities in the ordinary course of business;

(h) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations not in connection with money borrowed, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(i) Indebtedness in an aggregate principal amount that, together with the amount outstanding of Indebtedness incurred pursuant to Section 7.02(d), does not exceed $30,000,000 at any time outstanding;

(j) any Indebtedness arising under a declaration of joint and several liability issued for the purpose of section 2:403 Dutch Civil Code (and any residual liability under such declaration arising pursuant to section 2:404(2) Dutch Civil Code) provided that such 403 declaration is issued by a Dutch Loan Party and with respect to Dutch Loan Parties only;

(k) any Indebtedness arising as a result of a fiscal unity (fiscale eenheid) for Dutch tax purposes consisting of Dutch Loan Parties only;

(l) Indebtedness owed under the Colombian Peso Takeout Facility; and

(m) Indebtedness (i) resulting from a bank or other financial institution honoring a check, draft of similar instrument in the ordinary course of business or (ii) arising under or in connection with cash management services in the ordinary course of business.

Section 7.03. Investments. Make or hold any Investments, except for the following (“Permitted Investments”):

(a) Investments held by the Loan Parties and their Subsidiaries in the form of Cash Equivalents;

(b) (i) additional Investments by the Loan Parties and their Subsidiaries in Loan Parties and (ii) additional Investments by Subsidiaries of the Loan Parties that are not Loan Parties in other Subsidiaries that are not Loan Parties;

(c) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(d) Guarantees permitted by Section 7.02;

(e) Investments existing on the Closing Date as set forth on Schedule 5.08(e);

(f) the Acquisition, to the extent made on the Closing Date; and

(g) advances to officers, directors and employees of the Loan Parties and Subsidiaries in an aggregate amount not exceeding $1,000,000 during the term of this Agreement, for travel, entertainment, relocation and similar ordinary business purposes; and

(h) to the extent constituting Investments, transactions otherwise permitted by Sections 7.02, 7.04 and 7.06; and

(i) other Investments in an amount not to exceed $8,000,000 in the aggregate during the term of this Agreement.

Section 7.04. Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person (including, in each case, pursuant to a Division), except that, so long as no Default exists or would result therefrom:

(a) any Subsidiary may merge or consolidate with, or dissolve or liquidate into, (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that when any Loan Party is merging or consolidating with, or dissolving or liquidating into, another Subsidiary, such Loan Party shall be the continuing or surviving Person;

(b) any Loan Party may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Loan Party;

(c) any Subsidiary that is not a Loan Party may dispose of all or substantially all its assets (including any Disposition that is in the nature of a liquidation) to (i) another Subsidiary that is not a Loan Party or (ii) to a Loan Party;

(d) so long as no Default has occurred and is continuing or would result therefrom, each of the Borrower and any of its Subsidiaries may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided, however, that in each case, immediately after giving effect thereto (i) in the case of any such merger to which the Borrower is a party, the Borrower is the surviving corporation and (ii) in the case of any such merger to which any Loan Party (other than the Borrower) is a party, such Loan Party is the surviving corporation; and

(e) the Borrower and its Subsidiaries may make Dispositions permitted by Section 7.05.

Section 7.05. Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

(a) Dispositions of obsolete or worn-out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b) Dispositions of inventory, supplies, material, equipment, patents, copyrights, proprietary software, service marks, trademarks, sanitary registrations, permits or marketing authorizations, or any other IP Rights, in each case, in the ordinary course of business;

(c) Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(d) Dispositions of property to a Loan Party;

(e) the liquidation, sale or use of cash and Cash Equivalents for fair market value in the ordinary course of business not prohibited by this Agreement;

(f) the granting of licenses, sublicenses, leases or subleases to other Persons in the ordinary course of business which do not interfere in any material respect with the business of the Loan Parties or Subsidiaries;

(g) any factoring of book debts or accounts receivable in the ordinary course of business;

(h) Dispositions permitted by Section 7.04; and

(i) any Disposition not otherwise permitted by the foregoing clauses (a) though (i), provided that:

(i) such Disposition is made for not less than fair market value,

(ii) immediately before and after giving effect to such Disposition, no Default or Event of Default has occurred and is continuing, and

(iii) the book value of all property Disposed of by any Loan Party pursuant to this clause (i) shall not exceed, in the aggregate, $5,000,000 during the term of this Agreement.

Section 7.06. Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, or issue or sell any Equity Interests or accept any capital contributions, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

(a) each Subsidiary may make Restricted Payments to the Borrower, any other Loan Party and any other Person that owns a direct Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(b) the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in common Equity Interests of such Person; and

(c) the Borrower may issue and sell its common Equity Interests, so long as the Net Cash Proceeds thereof are applied to the repayment of Loans pursuant to Section 2.03(b)(iii).

Section 7.07. Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the date hereof or any business substantially related or incidental thereto.

Section 7.08. Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower (other than a Subsidiary), whether or not in the ordinary course of business, other than (a) transactions on fair and reasonable terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, (b) transactions between Loan Parties and (c) Restricted Payments permitted under Section 7.06.

Section 7.09. Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to or invest in the Borrower or any Guarantor, except for any agreement in effect (A) on the Closing Date and set forth on Schedule 7.09 or (B) at the time any Subsidiary becomes a Subsidiary of the Borrower, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of the Borrower, (ii) of any Subsidiary to Guarantee the Indebtedness of the Borrower or (iii) of the Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.02(d) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

Section 7.10. Use of Proceeds.

(a) Use the proceeds of the Loans for any reason other than for the Permitted Uses of such Loans.

(b) Use the proceeds of the Loans, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

Section 7.11. Financial Covenants.

(a)  Minimum Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio of the Borrower at any time to be less than 3.00:1.00.

(b) Maximum Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio at any time during any period set forth below to be greater than the ratio set forth below opposite such period:

Period	Ratio
Closing Date through March 2023	4.75:1.00
April 2023 through June 2023	4.60:1.00
July 2023 and each fiscal quarter thereafter	4.25:1.00

Section 7.12. Capital Expenditures. Make or become legally obligated to make any Capital Expenditure, except for Capital Expenditures in the ordinary course of business not exceeding, in the aggregate for the Borrower and its Subsidiaries, an amount equal to (a) $27,100,000 for the fiscal year of the Borrower ending on December 31, 2022, and (b) $51,000,000 for the fiscal year of the Borrower ending on December 31, 2023.

Section 7.13. Amendments of Organization Documents. Amend any of its Organization Documents in a manner that would materially and adversely affect the rights of the Administrative Agent or any Lender under this Agreement or the other Loan Documents.

Section 7.14. Prepayments, Etc. of Indebtedness. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness, except (a) the prepayment of the Loans in accordance with the terms of this Agreement, (b) regularly scheduled or required repayments or redemptions of Indebtedness set forth in Schedule 7.02 and refinancings and refundings of such Indebtedness in compliance with Section 7.02(b), (c) payments made under revolving lines of credit permitted under Section 7.02, (d) any refinancing of Existing Indebtedness with the proceeds of the Colombia Peso Takeout Facility and (e) any refinancing of the Colombian Peso Takeout Facility by some or all of, and limited to, the Designated Colombian Lenders.

Section 7.15. Amendment, Etc. of Related Documents and Indebtedness. (a) Cancel or terminate any Related Document or consent to or accept any cancellation or termination thereof, (b) amend, modify or change in any manner any term or condition of any Related Document or give any consent, waiver or approval thereunder, (c) waive any default under or any breach of any term or condition of any Related Document, (d) take any other action in connection with any Related Document that would impair the value of the interest or rights of any Loan Party thereunder or that would impair the rights or interests of the Administrative Agent or any Lender or (e) amend, modify or change in any manner any term or condition of any Indebtedness set forth in Schedule 7.02, except for any refinancing, refunding, renewal or extension thereof permitted by Section 7.02(b).

Section 7.16. Sanctions. Directly or indirectly, use the proceeds of any Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, to fund any activities of or business with any Person that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, Joint Lead Arranger and Bookrunner, Administrative Agent, or otherwise) of Sanctions.

Section 7.17. Anti-Corruption Laws. Directly or indirectly use the proceeds of any Loans for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other anti-corruption legislation in other jurisdictions.

Section 7.18. Controlled Substances. Use the proceeds from sales of Dronabinol or any other controlled substance containing delta-9-tetrahydrocannabinol to make payments under or in connection with the Facility.

Section 7.19. Accounting Changes. Change or permit any of its Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required by IFRS, or change the fiscal year of the Borrower or of any of its Subsidiaries.

Section 7.20. Business Activity in Panama. Engage in business activities in Panama or directly generate income from Panamanian sources.

Article VIII

EVENTS OF DEFAULT AND REMEDIES

Section 8.01. Events of Default. Any of the following shall constitute an event of default (each, an “Event of Default”):

(a) Non-Payment. The Borrower or any other Loan Party fails to (i) pay when and as required to be paid herein, any amount of principal of any Loan, or (ii) pay within three (3) Business Days after the same becomes due, any interest on any Loan or any fee due hereunder, or (iii) pay within five (5) Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants. (i) The Borrower fails to perform or observe any term, covenant or agreement contained in any of Sections 6.03(a), 6.05, 6.11, 6.12, 6.17, 6.18, 6.19, 6.20, 6.21, 6.22 or Article VII, or (ii) any of the Guarantors fails to perform or observe any term, covenant or agreement contained in Article X herein; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Sections 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues unremedied for thirty (30) days after the earlier to occur of (i) notice from the Administrative Agent (acting at the instruction of the Required Lenders) to the Borrower and (ii) a Responsible Officer of any Loan Party obtaining knowledge of such default; or

(d) Representations and Warranties. Any representation or warranty made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect (or, in the case of any such representation or warranty qualified by materiality, such representation or warranty shall prove to have been incorrect in any respect) when made or deemed made; or

(e) Cross-Default. (i) Any Loan Party or any Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, after giving effect to applicable cure periods, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or Cash Collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Loan Party or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which a Loan Party or any Subsidiary thereof is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Loan Party or such Subsidiary as a result thereof is greater than the Threshold Amount; or

(f) Insolvency Proceedings, Etc. Any Loan Party or any Subsidiary thereof institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; provided that for as long as Colombia’s applicable insolvency laws provide for restrictions on or sanctions associated with the ability of the Lenders, directly or indirectly, to exercise the right to declare an Event of Default under this Section 8.01(f), the Lenders and any Colombian Guarantor hereto agree that nothing in this Section 8.01(f) shall (i) prevent the commencement of any insolvency proceeding in Colombia, whether voluntary or involuntary, in respect of the Borrower, (ii) prohibit the Borrower from entering into an insolvency proceeding in Colombia, or (iii) cause an unfavorable effect (efecto desfavorable) upon a Colombian Guarantor; or

(g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Subsidiary thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or

(h) Judgments. There is entered against any Loan Party or any Subsidiary thereof (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied or failed to acknowledge coverage), or (ii) any one or more non-monetary final judgments that have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and, in either case, and such judgements or orders are not, within 30 days after entry thereof, bonded, discharged or stayed pending appeal; or

(i) ERISA. An ERISA Event shall have occurred that when taken together with all other ERISA Events that have occurred and are continuing, could reasonably be expected to result in a Material Adverse Effect; or

(j) Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

(k) Change of Control. There occurs any Change of Control; or

(l) Collateral Documents. Any Collateral Document after delivery thereof pursuant to Section 4.01 or 6.12 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien (subject to Liens permitted by Section 7.01) on the Collateral purported to be covered thereby; or

(m) Condemnation; Suspension of Payments or Moratorium. (i) Any government or Governmental Authority shall Condemn all of the Equity Interests (or a substantial portion thereof) of any Loan Party or any Subsidiary thereof or a substantial portion of the business, property or assets of any Loan Party or any Subsidiary thereof or (ii) any government or Governmental Authority shall (A) declare a general suspension of payments or a moratorium on the payment of the Loans or (ii) impose any limitation on the ability of any Loan Party to repay principal of, or pay interest on, the Loans or pay the Commitment Fee or to transfer funds abroad and such moratorium or limitation has continued for forty-five (45) consecutive days; or

(n) Forfeiture. A forfeiture or seizure proceeding is commenced by a Governmental Authority and remains pending with respect to any property of the Loan Parties or any Subsidiary thereof, or any part thereof, on the grounds that the property or any part thereof had been used to commit or facilitate the commission of a criminal offense by any person pursuant to any Applicable Laws, including, without limitation, under the Controlled Substances Act or the Civil Asset Forfeiture Reform Act, regardless of whether or not the property shall become subject to forfeiture or seizure in connection therewith.

(o) Money Laundering, etc. Any Loan Party or any of its directors, officers or holders of five percent (5%) or more of such Loan Party’s capital stock is: (i) convicted of a crime involving money laundering, corruption or the financing of terrorism or terrorist activities; (ii) is the subject or target of any Sanctions; (iii) is included on OFAC’s List of Specially Designated Nationals or HMT’s Consolidated List of Financial Sanctions Targets, or any similar list enforced by any other relevant sanctions authority; or (iv) is the subject or target of a formal governmental investigation or proceeding involving money laundering, corruption or the financing of terrorism or terrorist activities.

Section 8.02. Remedies upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, with notice to the Borrower, take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans to be terminated, whereupon such Commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

(c) exercise on behalf of itself and the Lenders any or all rights and remedies available to it and the Lenders under the Loan Documents;

provided, however, that upon the occurrence of an event described in Section 8.01(f) or Section 8.01(g), the obligation of each Lender to make Loans shall automatically terminate, and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.

Section 8.03. Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Section 2.11, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and Collateral Agent and amounts payable under Article III) payable to each of the Administrative Agent and Collateral Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal or interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders) arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations arising under the Loan Documents, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them;

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Applicable Law.

Article IX

ADMINISTRATIVE AGENT

Section 9.01. Appointment and Authority.

(a) Each of the Lenders hereby irrevocably appoints The Bank of New York Mellon to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article IX are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b) The Administrative Agent shall also act as the “Collateral Agent” under the Loan Documents, and each of the Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “Collateral Agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article IX (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

Section 9.02. Rights as a Lender. With respect to any Commitment and Loan made by it, the Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 9.03. Exculpatory Provisions. The Administrative Agent or the Joint Lead Arrangers and Bookrunners, as applicable, shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents to which it is a party, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent or the Joint Lead Arrangers and Bookrunners, as applicable:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;

(c) shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates, that is communicated to, obtained or in the possession of, the Administrative Agent, Joint Lead Arrangers and Bookrunners or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein;

(d) shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by a final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower or a Lender;

(e) shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, (vii) the validity or perfection of any lien, mortgage or security interest, including in respect of the filing of financing statements or continuation statements or the maintaining of such interests purported to be created as described herein or in any other Loan Document or (viii) compliance by Affiliated Lenders with the terms hereof relating to Affiliated Lenders;

(f) shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Agreement relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (i) be obligated to ascertain, monitor or inquire as to whether any Lender or prospective Lender is a Disqualified Institution or (ii) have any liability with respect to or arising out of any assignment of Loans, or disclosure of confidential information, to any Disqualified Institution; and

(g) shall not be under any obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any party to this Agreement unless such party shall have offered to the Administrative Agent sufficient funds and security or indemnity sufficient to the Administrative Agent against the costs, expenses and liabilities which might be incurred by it in compliance with any such request or direction.

Notwithstanding anything to the contrary herein, whenever reference is made in any Loan Document to any action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Administrative Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Administrative Agent, it is understood that in all cases each of the Administrative Agent shall be acting, giving, withholding, suffering, omitting, making or otherwise undertaking and exercising the same (or shall not be undertaking and exercising the same) solely as directed in writing by, in the case of the Administrative Agent, the Required Lenders (or such other Lenders or percentage thereof as shall be expressly required hereunder). The Administrative Agent may at any time request instructions from the Required Lenders (or such other Lenders or percentage thereof as shall be expressly required hereunder) with respect to any actions, determinations or approvals which, by the terms of this Agreement or any of the Loan Documents, the Administrative Agent is permitted or required to take or to grant, and the Administrative Agent shall be absolutely entitled to refrain from taking any such action or to withhold any such approval and shall not be under any liability whatsoever as a result thereof until it shall have received such instructions from the Required Lenders (or other specified Lenders under this Agreement). No party hereto shall have any right of action whatsoever against the Administrative Agent as a result of such Person acting or refraining from acting under the Loan Documents in accordance with instructions from the Required Lenders (or other specified Lenders under this Agreement). The Administrative Agent shall not have any liability for any failure or delay in taking any actions contemplated above as a result of a failure or delay on the part of the requisite Lenders to provide such instruction.

The powers conferred on the Administrative Agent in its capacity as Collateral Agent hereunder or under any Loan Document are solely to protect the Collateral Agent’s interests (on behalf of the Secured Parties) in the Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder or under any other Loan Document, the Collateral Agent shall have no duty or liability as to the taking of any necessary steps to preserve or protect the Collateral or to preserve rights against prior parties. It is understood and agreed that any rights granted to the Collateral Agent hereunder on behalf of the Secured Parties under the Dutch Share Pledge Agreement (or otherwise in respect of Collateral located in or governed by any non-U.S. jurisdiction) are solely for purposes of protecting the rights of the Secured Parties, and the Collateral Agent shall have no obligation to take enforcement actions outside of the United States; provided that the Required Lenders shall be entitled to appoint (or direct the Collateral Agent to appoint) a sub-collateral agent or co-collateral agent in the relevant jurisdiction for any such purpose, including as described in Section 9.05 herein. The Collateral Agent shall have no (i) obligation to monitor or supervise any such agent or provide any instruction to such agent except to the extent directed to provide an instruction by the Required Lenders or (ii) liability for any failure or delay in the exercise or enforcement of such rights resulting from the acts or omission of any such agent. The Collateral Agent shall be entitled to open and maintain an account for the purpose of maintaining any of the Collateral (or any proceeds thereof) under the Dutch Share Pledge Agreement. For purposes of the Dutch Share Pledge, the Collateral Agent is hereby authorized and directed to provide a power of attorney to an attorney in the Netherlands for purposes of such attorney representing the Collateral Agent in the acceptance and execution thereof. The Administrative Agent is hereby authorized and directed to execute and deliver the Mexican Collateral Agency Agreement on behalf of the Secured Parties; provided that it is is understood and agreed that, the Administrative Agent is entering into such agreement solely for purposes of the appointment of the Mexican Collateral Agent on behalf of the Secured Parties, and the Administrative Agent shall have no (i) obligation to monitor or supervise the Mexican Collateral Agent, (ii) obligation to provide any instruction or consent to the Mexican Collateral Agent, in each case except to the extent directed to do so by the Required Lenders in accordance with the terms of this Agreement, or (iii) liability for any delay, acts or omission of the Mexican Collateral Agent thereunder in the performance of duties, or exercise of rights, on behalf of, or at the direction of, the Administrative Agent in accordance with this Agreement. For the avoidance of doubt, as between the Borrower and the Secured Parties, nothing in this paragraph shall be deemed to limit, diminish or restrict the rights of the Secured Parties in respect of the Collateral.

Section 9.04. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 9.05. Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article IX shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 9.06. Resignation of Administrative Agent.

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint (or petition a court of competent jurisdiction for the appointment of) a successor Administrative Agent meeting the qualifications set forth above, provided that in no event shall any such successor Administrative Agent be a Defaulting Lender or Disqualified Institution. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article IX and Section 11.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (a) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (b) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

Any corporation or association into which the Administrative Agent may be merged or converted or with which the Administrative Agent may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Administrative Agent shall be a party, or any corporation succeeding to all or substantially all the corporate trust or agency business of the Administrative Agent, shall be the successor of the Administrative Agent hereunder and under the other Loan Documents, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

Section 9.07. Non-Reliance on the Administrative Agent, the Joint Lead Arrangers and Bookrunners and the Other Lenders. Each Lender expressly acknowledges that none of the Administrative Agent nor the Joint Lead Arrangers and Bookrunners has made any representation or warranty to it, and that no act by the Administrative Agent or the Joint Lead Arrangers and Bookrunners hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party of any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Joint Lead Arrangers and Bookrunners to any Lender as to any matter, including whether the Administrative Agent or the Joint Lead Arrangers and Bookrunners have disclosed material information in their (or their Related Parties’) possession. Each Lender represents to the Administrative Agent and the Joint Lead Arrangers and Bookrunners that it has, independently and without reliance upon the Administrative Agent, the Joint Lead Arrangers and Bookrunners, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Joint Lead Arrangers and Bookrunners, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender agrees not to assert a claim in contravention of the foregoing. Each Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

Section 9.08. No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Joint Lead Arrangers and Bookrunners listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

Section 9.09. Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.06 and 11.04) allowed in such judicial proceeding; and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.06 and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any Applicable Law.  In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase).  In connection with any such bid (i) the Administrative Agent shall be authorized to require the Required Lenders to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (i) of Section 11.01 of this Agreement), and (iii) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

Section 9.10. Recovery of Erroneous Payments.

(a) If the Administrative Agent (x) notifies a Lender or any Person who has received funds on behalf of a Lender (any such Lender, or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 9.10 and held in trust for the benefit of the Administrative Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received). A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Lender or any Person who has received funds on behalf of a Lender (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case: (i) it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and (ii) such Lender or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within three (3) Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.10(b). For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 9.10(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 9.10(a) or on whether or not an Erroneous Payment has been made.

(c) Each Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).

(d) (i) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to the Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) the Administrative Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.

(ii) Subject to Section 11.06 (but excluding, in all events, any assignment consent or approval requirements (whether from the Borrower or otherwise)), the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.

(e) The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or Secured Party, to the rights and interests of such Lender or Secured Party, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Loan Parties’ Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party; provided that this Section 9.10 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making such Erroneous Payment.

(f) To the extent permitted by Applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

(g) Each party’s obligations, agreements and waivers under this Section 9.10 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

Section 9.11. Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

(ii) the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84- 14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 9.12. Parallel Liability.

(a) Each Loan Party irrevocably and unconditionally undertakes to pay to the Collateral Agent an amount equal to, but not in addition to, the aggregate amount of its Corresponding Liabilities (as these may exist from time to time). The payment undertakings of each Loan Party under this Section 9.12 are each referred to as a “Parallel Liability”.

(b) Each of the parties hereto agree that:

(i) a Loan Party’s Parallel Liability is due and payable at the same time as, for the same amount of and in the same currency as, its Corresponding Liabilities;

(ii) a Loan Party’s Parallel Liability is decreased to the extent that its Corresponding Liabilities have been irrevocably paid or discharged, and its Corresponding Liabilities are decreased to the extent that its Parallel Liability has been irrevocably paid or discharged;

(iii) a Loan Party’s Parallel Liability is independent and separate from, and without prejudice to, its Corresponding Liabilities, and constitutes a single obligation of that Loan Party to the Collateral Agent, and an independent and separate claim of the Collateral Agent to receive payment of that Parallel Liability (in its capacity as an independent and separate creditor of that Parallel Liability and not as a co-creditor in respect of the Corresponding Liabilities);

(iv) for purposes of this Section 9.12, the Collateral Agent acts in its own name and not as agent, representative or trustee of the Secured Parties and accordingly holds neither its claim resulting from a Parallel Liability nor any Liens securing a Parallel Liability on trust;

(v) for purposes of the Loan Documents governed by Dutch law, any resignation by the Collateral Agent is not effective with respect to its rights under the Parallel Liabilities until all rights and obligations under the Parallel Liabilities have been assigned to and assumed by the successor agent appointed in accordance with Section 9.06 of this Agreement; and

(vi) the Administrative Agent (acting at the instructions of the Required Lenders) will reasonably cooperate in assigning its rights and obligations under the Parallel Liabilities to a successor agent in accordance with Section 9.06 of this Agreement and will reasonably cooperate in transferring all rights and obligations under any Loan Document governed by Dutch law to such successor agent. All other Loan Parties hereby, in advance, irrevocably grant their cooperation (medewerking) to the transfer of all rights and obligations by the Administrative Agent to a successor agent in accordance with Section 9.06 of this Agreement.

All amounts received or recovered by the Collateral Agent in connection with this Section 9.12, to the extent permitted by Applicable Law, shall be subject to Sections 2.09 and 2.10.

Article X

CONTINUING GUARANTY

Section 10.01. Guaranty. Each Guarantor hereby absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Obligations, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of the Borrower to the Secured Parties, and whether arising hereunder or under any other Loan Document (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Secured Parties in connection with the collection or enforcement thereof). Without limiting the generality of the foregoing, the Obligations shall include any such indebtedness, obligations, and liabilities, or portion thereof, which may be or hereafter become unenforceable or compromised or shall be an allowed or disallowed claim under any proceeding or case commenced by or against any Guarantor or the Borrower under any Debtor Relief Laws. The Administrative Agent’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Guarantor, and conclusive for the purpose of establishing the amount of the Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any instrument or agreement evidencing any Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Obligations which might otherwise constitute a defense to the obligations of any Guarantor under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing (other than a filing for, or a commencement of, an insolvency process of a Colombian Guarantor pursuant to Law 1116 of 2006 or Decree 560 of 2020, while the effects set forth under article 16 of Law 1116 of 2006 (or other similar under other bankruptcy law in Colombia) apply) or the filing for, or commencement of, an insolvency process of a Salvadoran Guarantor pursuant to Applicable Law. Furthermore, to the extent applicable, each Guarantor hereby waives the benefits of orden, excusión, división, quita and espera and any right specified in articles 2814, 2815, 2817, 2818, 2819, 2820, 2821, 2822, 2823, 2826, 2827, 2829, 2830, 2837, 2838, 2839, 2840, 2845, 2846, 2847 and any other related or applicable articles of the Código Civil Federal of Mexico, and the Código Civil of each State of Mexico and Mexico City (Ciudad de México), Mexico.

Section 10.02. Rights of Lenders. Each Guarantor consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate as provided herein or otherwise change the time for payment or the terms of the Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Obligations, subject to the terms of this Agreement and any applicable Share Pledge Agreement; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent and the Lenders in their sole discretion may determine, subject to the terms of this Agreement and any applicable Share Pledge Agreement; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of any Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of any such Guarantor.

Section 10.03. Certain Waivers. Each Guarantor waives (a) any defense arising by reason of any disability or other defense of the Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of the Borrower; (b) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of the Borrower; (c) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder; (d) any right to proceed against the Borrower, proceed against or exhaust any security for the Obligations, or pursue any other remedy in the power of any Secured Party whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any Secured Party; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by Applicable Law limiting the liability of or exonerating guarantors or sureties. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations.

Section 10.04. Obligations Independent. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Obligations and the obligations of any other guarantor, and a separate action may be brought against any Guarantor to enforce this Guaranty whether or not the Borrower or any other person or entity is joined as a party.

Section 10.05. Subrogation. Each Guarantor shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and the Commitments are terminated. If any amounts are paid to any Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to reduce the amount of the Obligations, whether matured or unmatured.

Section 10.06. Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Obligations now or hereafter existing and shall remain in full force and effect until all Obligations and any other amounts payable under this Guaranty are indefeasibly paid in full in cash and the Commitments with respect to the Obligations are terminated. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or any Guarantor is made, or any of the Secured Parties exercises its right of setoff, in respect of the Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Guarantor under this Section 10.06 shall survive termination of this Guaranty.

Section 10.07. Subordination. To the fullest extent permitted by law, each Guarantor hereby subordinates the payment of all obligations and indebtedness of the Borrower owing to any Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of the Borrower to any Guarantor as subrogee of the Secured Parties or resulting from any Guarantor’s performance under this Guaranty, to the indefeasible payment in full in cash of all Obligations. If the Secured Parties so request, any such obligation or indebtedness of the Borrower to any such Guarantor shall be enforced and performance received by such Guarantor as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Secured Parties on account of the Obligations, but without reducing or affecting in any manner the liability of such Guarantor under this Guaranty.

Section 10.08. Stay of Acceleration. Each Guarantor agrees that, as between such Guarantor, on the one hand, and the Secured Parties, on the other hand, if acceleration of the time for payment of any of the Obligations is stayed, in connection with any case commenced by or against any other Person under any Debtor Relief Laws, or the payment of any of the Obligations by such other Person is otherwise subject to a stay, injunction, or other prohibition preventing such acceleration against such other Person, all such amounts shall nonetheless be payable by such Guarantor immediately upon demand by the Secured Parties.

Section 10.09. Condition of Borrower. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower and any other guarantor such information concerning the financial condition, business and operations of the Borrower and any such other guarantor as any Guarantor requires, and that none of the Secured Parties has any duty, and each such Guarantor is not relying on the Secured Parties at any time, to disclose to such Guarantor any information relating to the business, operations or financial condition of the Borrower or any other guarantor (each Guarantor waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).

Section 10.10. Maltese Limitations. Any Guarantee provided by Guarantors registered under the laws of Malta (including the Maltese Guarantor), does not apply to any liability to the extent that it would result in such Guarantee being illegal, in breach of law or regulation, or constituting unlawful financial assistance within the meaning of article 110 of the Maltese Companies Act (Chapter 386 of the laws of Malta).

Section 10.11. Swiss Limitations.

(a) If and to the extent that a Swiss Guarantor under this Agreement (directly or indirectly) guarantees, secures or indemnifies obligations other than obligations of one of its wholly-owned direct or indirect subsidiaries (i.e. obligations of such Swiss Guarantor’s direct or indirect parent companies (up-stream liabilities) or sister companies (cross-stream liabilities)) (the “Restricted Obligations”) and the making of a payment in fulfilling the obligations pursuant to this Agreement with respect to Restricted Obligations would under Swiss law (inter alia, prohibiting capital repayments or restricting distributions), at the time payment is due, not be permitted, then such obligations and payment amount shall from time to time be limited to the amount permitted to be paid under Swiss law (the “Maximum Amount”); provided that such Maximum Amount shall at no time be less than such Swiss Guarantor’s distributable capital and reserves at the time or times such payment is requested from such Swiss Guarantor, and further provided that such limitation (as may apply from time to time or not) shall not (generally or definitively) release such Swiss Guarantor from payment obligations hereunder in excess of the Maximum Amount, but shall postpone the payment date therefore until such times as payment is again permitted notwithstanding such limitation. Any and all indemnities and other financial undertakings assumed by a Swiss Guarantor under or in connection with this Agreement shall be construed in a manner consistent with the provisos of this Section.

(b) If a demand for payment has been issued to a Swiss Guarantor in respect of Restricted Obligations and such Swiss Guarantor is obliged to withhold Swiss Withholding Tax in respect of such payment, the relevant Swiss Guarantor shall:

(i) use reasonable efforts to make such payments without deduction of Swiss Withholding Tax, or to reduce the rate of Swiss Withholding Tax required to be deducted, by discharging the liability to such tax by notification pursuant to applicable law (including double tax treaties) rather than payment of the tax;

(ii) if the notification procedure pursuant to sub-paragraph (i) above does not apply, deduct Swiss Withholding Tax at the rate of 35% (or such other rate as in force from time to time), or if the notification procedure pursuant to sub-paragraph (i) above applies for a part of the Swiss Withholding Tax only, deduct Swiss Withholding Tax at the reduced rate resulting after the discharge of part of such Tax by notification under applicable law, from any payment made by it in respect of Restricted Obligations and promptly pay any such Taxes to the Swiss Federal Tax Administration (Eidgenössische Steuerverwaltung);

(iii) notify the Administrative Agent that such notification, or as the case may be, deduction has been made and provide the Administrative Agent with evidence that such a notification of the Swiss Federal Tax Administration has been made or, as the case may be, such Taxes deducted have been paid to the Swiss Federal Tax Administration;

(iv) in the case of a deduction of Swiss Withholding Tax:

(A) use reasonable efforts to ensure that any person other than a Secured Party, which is entitled to a full or partial refund of the Swiss Withholding Tax deducted from such payment in respect of Restricted Obligations, will, as soon as possible after such deduction (A) request a refund of the Swiss Withholding Tax under applicable law (including tax treaties) and (B) pay to the Administrative Agent upon receipt any amounts so refunded; and

(B) if a Secured Party is entitled to a full or partial refund of the Swiss Withholding Tax deducted from such payment, and if requested by the Administrative Agent, shall provide the Administrative Agent (on its behalf or on behalf of any Secured Party) those documents that are required by law and applicable tax treaties to be provided by the payer of such tax, for each relevant Secured Party, to prepare a claim for refund of Swiss Withholding Tax,

(c) If a Swiss Guarantor is obliged to withhold Swiss Withholding Tax in accordance with paragraph (b) above, the Administrative Agent shall be entitled to further enforce the Guaranty, any indemnity and other financial undertaking granted by such Swiss Guarantor under this Agreement and/or further apply proceeds therefrom against the Restricted Obligations up to an amount which is equal to that amount which would have been obtained if no withholding of Swiss Withholding Tax were required, whereby such further enforcements/applications of proceeds shall always be limited to the Maximum Amount from time to time.

(d) If and to the extent requested by the Administrative Agent or required under Swiss law applicable at the relevant time, in order to allow the Administrative Agent (and the other Secured Parties) to obtain a maximum benefit under the Guaranty, any indemnity or other financial undertaking assumed by the Swiss Guarantor under this Agreement, the Swiss Guarantor shall, and any direct or indirect shareholder of such Swiss Guarantor being a party hereto, shall procure that such Swiss Guarantor will, promptly upon notification by the Administrative Agent or becoming aware of the requirement under Swiss law, implement all measures and/or promptly procure the fulfilment of all prerequisites allowing it to promptly make payment(s) under this Agreement from time to time, including (but not limited to):

(i) preparation of an up-to-date audited balance sheet of the Swiss Guarantor;

(ii) obtain a confirmation of the auditors of the Swiss Guarantor confirming the maximum amount of the freely distributable capital and reserves;

(iii) approval by a shareholders’ meeting of the Swiss Guarantor of the (resulting) distribution;

(iv) to the extent permitted by mandatory Swiss law, reduce the Swiss Guarantor’s share capital or reallocation of reserves to freely distributable reserves;

(v) to the extent permitted by applicable law write up or realize any of the Swiss Guarantor’s assets that are shown in its balance sheet with a book value that is significantly lower than the market value of the assets, provided that, in case of realization such assets are not necessary for the Swiss Guarantor’s business (nicht betriebsnotwendig); and

(vi) taking all such other measures necessary or useful to allow the Swiss Guarantor to make the payments and perform the obligations under the Guaranty and any Loan Documents with a minimum of limitations.

Article XI

MISCELLANEOUS

Section 11.01. Amendments, Etc. Subject to Section 3.03 and the last paragraph of this Section 11.01, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) waive or amend any condition set forth in Section 4.01, in each case, without the written consent of each Lender;

(b) increase the Commitment of any Lender without the written consent of such Lender;

(c) postpone any date fixed by this Agreement or any other Loan Document for (i) any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment or (ii) any scheduled reduction of any Commitment hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(d) reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (ii) of the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document, or change the manner of computation of any financial ratio (including any change in any applicable defined term) used in determining the Applicable Rate that would result in a reduction of any interest rate on any Loan or any fee payable hereunder without the written consent of each Lender entitled to such amount;

(e) change (i) Section 8.03 or (ii) the order of application of any reduction in the Commitments or any prepayment of Loans from the application thereof set forth in the applicable provisions of Section 2.03(a) or 2.03(b), respectively, in any manner that materially and adversely affects the Lenders without the written consent of each Lender;

(f) change any provision of this Section 11.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(g) release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(h) release all or substantially all of the value of the Guaranty, without the written consent of each Lender;

(i) impose any greater restriction on the ability of any Lender to assign any of its rights or obligations hereunder without the written consent of such Lender; or

(j) waive or amend any provision of Section 7.16, Section 7.17, or Section 11.15 without the written consent of each Lender;

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent or Collateral Agent under this Agreement or any other Loan Document; and (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended and the maturity date of any of its Loans may not be extended, the rate of interest on any of its Loans may not be reduced and the principal amount of any of its Loans may not be forgiven, in each case without the consent of such Defaulting Lender and (y) any waiver, amendment, consent or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

No amendment, waiver or consent shall without the prior written consent of each Lender directly affected thereby, (i) modify Section 8.03 or any other provision hereof in a manner that would have the effect of altering the ratable reduction of Commitments, pro rata payments or pro rata sharing of payments otherwise required hereunder, (ii) subordinate, or have the effect of subordinating, the Obligations hereunder to any other Indebtedness or other obligation, (iii) subordinate, or have the effect of subordinating, the Liens securing the Obligations to Liens securing any other Indebtedness or other obligation, (iv) release, or have the effect of releasing, all or substantially all of the Collateral securing the Obligations, or (v) release, or have the effect of releasing, all or substantially all of the value of the Guarantees of the Obligations.

The Administrative Agent shall promptly notify each Lender of, and provide a copy of, any waiver, amendment or consent that the Administrative executes or consents to in accordance with this Section 11.01.

Section 11.02. Notices; Effectiveness; Electronic Communications.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower, each Guarantor or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in clause (b) below shall be effective as provided in such clause (b).

(b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article II by electronic communication. The Administrative Agent or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

Each of the Administrative Agent and the Collateral Agent shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Agreement and related Loan Documents and delivered using Electronic Means; provided, however, that the Borrower and/or the related Lender, as applicable, shall provide to the Administrative Agent and the Collateral Agent an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Borrower and/or the related Lender, as applicable, whenever a person is to be added or deleted from the listing.  If the Borrower and/or the related Lender, as applicable, elects to give the Administrative Agent or the Collateral Agent Instructions using Electronic Means and the Administrative Agent or the Collateral Agent, as applicable, in its discretion elects to act upon such Instructions, the Administrative Agent and the Collateral Agent’s understanding of such Instructions shall be deemed controlling.  The parties hereto understand and agree that the Administrative Agent and the Collateral Agent cannot determine the identity of the actual sender of such Instructions and that the Administrative Agent and the Collateral Agent shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Administrative Agent and the Collateral Agent have been sent by such Authorized Officer.  The Borrower and/or the related Lender, as the case may be, shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Administrative Agent and the Collateral Agent and that the Borrower and/or the related Lender and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Borrower and/or the related Lender, as applicable.  The Administrative Agent and the Collateral Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from the Administrative Agent and the Collateral Agent’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction.  The Borrower and/or the related Lender agree: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Administrative Agent and the Collateral Agent, including without limitation the risk of the Administrative Agent and the Collateral Agent acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Administrative Agent and the Collateral Agent and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Borrower and/or the related Lender, as applicable; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Administrative Agent and the Collateral Agent immediately upon learning of any compromise or unauthorized use of the security procedures. For purposes of the foregoing, “Electronic Means” shall mean the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Administrative Agent and the Collateral Agent, or another method or system specified by the Administrative Agent and the Collateral Agent as available for use in connection with its services hereunder.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Guarantors, the Borrower, any Lender, or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet.

(d) Change of Address, Etc. Each of the Guarantors, the Borrower and the Administrative Agent may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(e) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices and Notice of Borrowings) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section 11.03. No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent or the Collateral Agent, as applicable, in accordance with Section 8.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent or Collateral Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent or Collateral Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 11.09, or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.10, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

Section 11.04. Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Joint Lead Arrangers and Bookrunners, the Lenders and their respective Affiliates (including any fees due under the applicable Fee Letter as set forth therein, the fees and expenses of Clifford Chance US LLP, special New York Counsel to the Lenders, and any other counsel or advisors to the Administrative Agent, the Collateral Agent or the Lenders), in connection with the syndication of the Loans, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent, the Collateral Agent or any Lender) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 11.04, or (B) in connection with Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b) Indemnification by the Loan Parties. The Loan Parties shall indemnify the Administrative Agent (and any sub-agent thereof), the Collateral Agent (and any sub-agent thereof), the Joint Lead Arrangers and Bookrunners, each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the documented fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, (including, without limitation, the Indemnitee’s reliance on any Communication executed using an Electronic Signature, or in the form of an Electronic Record, the performance by the parties hereto of their respective obligations hereunder or thereunder, or the consummation of the transactions contemplated hereby or thereby, or, in the case of each of the Administrative Agent and the Collateral Agent (and any sub agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by the Borrower against an Indemnitee for breach in its bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower has obtained a final and non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) result from a claim not involving an act or omission of the Borrower or any of its Subsidiaries and that is brought by an Indemnitee against another Indemnitee (other than against Joint Lead Arrangers and Bookrunners, the Collateral Agent or the Administrative Agent in their capacities as such). Without limiting the provisions of Section 3.01(c), this Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under clauses (a) or (b) of this Section 11.04 to be paid by it to any of the Administrative Agent or the Collateral Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to each of the Administrative Agent or the Collateral Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s Applicable Percentage at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against any of the Administrative Agent or the Collateral Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent or the Collateral Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this clause (c) are subject to the provisions of Section 2.09(c).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, the Borrower shall not assert, and hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) Payments. All amounts due under this Section 11.04 shall be payable not later than ten (10) Business Days after demand therefor.

(f) Survival. The agreements in this Section 11.04 and the indemnity provisions of Section 11.02(e) shall survive the resignation of the Administrative Agent, the Collateral Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

Section 11.05. Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 11.06. Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (any attempt to do so shall be null and void ab initio). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in clause (d) of this Section 11.06 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Loans (including for purposes of this Section 11.06(b)) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Loans at the time owing to it or contemporaneous assignments to related Approved Funds (determined after giving effect to such Assignments) that equal at least the amount specified in clause (b)(i)(B) of this Section 11.06 in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in clause (b)(i)(A) of this Section 11.06, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among the Facility provided hereunder and any separate term loan facilities provided pursuant to the last paragraph of Section 11.01 on a non-pro rata basis;

(iii) Required Consents. Subject to clauses (b)(v) and (f) of this Section 11.06, no consent shall be required for any assignment except to the extent required by clause (b)(i)(B) of this Section 11.06; provided that the Administrative Agent shall provide notice to the Borrower of any assignment at least five (5) Business Days prior to such assignment.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,000; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made (A) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (A), (B) to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of one or more natural Persons), or (C) prior to the occurrence and continuance of an Event of Default only, to any fund which is a “distressed debt”, “restructuring”, “work out” or similar fund engaged in or established for the purpose of making, purchasing, holding or otherwise investing in distressed commercial loans, bonds and other similar extensions of credit.

(vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this clause (vi), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(vii) Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (c) of this Section 11.06, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections Section 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (d) of this Section 11.06.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and entitlements to stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of one or more natural Persons, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 11.06 (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 11.06; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 11.14 as if it were an assignee under clause (b) of this Section 11.06 and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.10 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and entitlements to stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f) Disqualified Institutions.

(i) No assignment or participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the applicable Lender entered into a binding agreement to sell and assign or grant a participation in all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrower has consented to such assignment or participation in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee or participant that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Institution”), (x) such assignee or participant shall not retroactively be disqualified from becoming a Lender or Participant and (y) the execution by the Borrower of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution. Any assignment or participation in violation of this clause (f)(i) shall not be void, but the other provisions of this clause (f) shall apply.

(ii) If any assignment is made to any Disqualified Institution without the Borrower’s prior consent in violation of clause (i) above, or if any Person becomes a Disqualified Institution after the applicable Trade Date, the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) in the case of outstanding Loans held by Disqualified Institutions, prepay such Loan by paying the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and under the other Loan Documents and/or (B) require such Disqualified Institution to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in this Section 11.06), all of its interest, rights and obligations under this Agreement and related Loan Documents to an Eligible Assignee that shall assume such obligations at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and the other Loan Documents.

(iii) Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Borrower, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (“Plan of Reorganization”), each Disqualified Institution party hereto hereby agrees (1) not to vote on such Plan of Reorganization, (2) if such Disqualified Institution does vote on such Plan of Reorganization notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Plan of Reorganization in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

(iv) The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Institutions provided by the Borrower and any updates thereto from time to time (collectively, the “DQ List”) on the Platform, including that portion of the Platform that is designated for “public side” Lenders or (B) provide the DQ List to each Lender requesting the same.

Section 11.07. Preservation of Collateral. The benefit of the Collateral and of the Dutch Share Pledge Agreement of a transferor of part or all of the obligations expressed to be secured by the Collateral shall automatically transfer to any assignee or transferee (by way of novation or otherwise) of such obligations pursuant to the terms hereof. For the purpose of Article 1278 of the Luxembourg Civil Code (and, to the extent applicable, any similar provisions of foreign law), the Administrative Agent, the other Secured Parties and each of the Loan Parties hereby expressly reserve the preservation of the Collateral and of the Dutch Share Pledge Agreement in case of assignment, novation, amendment or any other transfer or change of the obligations expressed to be secured by the Collateral (including, without limitation, an extension of the term or an increase of the amount of such obligations or the granting of additional credit) or of any change of any of the parties to this Agreement or any other Loan Document.

Section 11.08. Treatment of Certain Information; Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates, its auditors and its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 11.08, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder (it being understood that the DQ List may be disclosed to any assignee or prospective assignee, in reliance on this clause (f)), (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the application, issuance, publishing and monitoring of CUSIP numbers of other market identifiers, (h) with the consent of the Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 11.08, (y) becomes available to the Administrative Agent, any Lender, or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or (z) is independently discovered or developed by a party hereto without utilizing any Information received from the Borrower or violating the terms of this Section 11.08. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.

For purposes of this Section 11.08, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 11.08 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with Applicable Law, including United States Federal and state securities Laws.

Section 11.09. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that, in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.11 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and its respective Affiliates under this Section 11.09 are in addition to other rights and remedies (including other rights of setoff) that such Lender or its respective Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 11.10. Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 11.11. Integration; Effectiveness. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 11.12. Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Loan, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied shall remain outstanding.

Section 11.13. Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.13, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 11.14. Replacement of Lenders. If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender or if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.06(b);

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d) such assignment does not conflict with Applicable Laws; and

(e) in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Each party hereto agrees that (a) an assignment required pursuant to this Section 11.14 may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided, further that any such documents shall be without recourse to or warranty by the parties thereto.

Notwithstanding anything in this Section 11.14 to the contrary, the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.06.

Section 11.15. Governing Law; Jurisdiction; Etc. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(a) SUBMISSION TO JURISDICTION. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE LOAN PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(b) WAIVER OF VENUE. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN CLAUSE (a) OF THIS SECTION 11.15. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT ON THE BASIS OF ITS CURRENT OR FUTURE DOMICILE OR OTHERWISE.

(c) SERVICE OF PROCESS. (i) THE BORROWER AND EACH OTHER LOAN PARTY HEREBY IRREVOCABLY DESIGNATES AND APPOINTS (A) COGENCY GLOBAL INC. (THE “PROCESS AGENT”), WITH AN OFFICE ON THE CLOSING DATE AT 122 EAST 42ND STREET, 18TH FLOOR, NEW YORK, NY 10168, AS ITS AGENT AND TRUE AND LAWFUL ATTORNEY-IN-FACT IN ITS NAME, PLACE AND STEAD TO ACCEPT ON ITS BEHALF SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS THAT MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY COURT REFERRED TO IN CLAUSE (a) ABOVE, AND (B) AS ITS CONVENTIONAL ADDRESS THE ADDRESS OF THE PROCESS AGENT REFERRED ABOVE OR ANY OTHER ADDRESS NOTIFIED IN WRITING IN THE FUTURE BY THE PROCESS AGENT TO THE BORROWER OR EACH OTHER LOAN PARTY, TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY PROCEEDINGS BROUGHT PURSUANT TO THE LOAN DOCUMENTS IN ANY COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY THE BORROWER AND EACH OTHER LOAN PARTY TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT, AND AGREES THAT THE FAILURE OF THE PROCESS AGENT TO GIVE ANY NOTICE OF ANY SUCH SERVICE OF PROCESS TO IT SHALL NOT IMPAIR OR AFFECT THE VALIDITY OF SUCH SERVICE OR, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE ENFORCEMENT OF ANY JUDGMENT BASED THEREON. THE BORROWER AND EACH OTHER LOAN PARTY SHALL MAINTAIN SUCH APPOINTMENT UNTIL THE DATE THAT OCCURS SIX MONTHS AFTER THE DATE ON WHICH ALL OBLIGATIONS HAVE BEEN SATISFIED IN FULL, EXCEPT THAT IF FOR ANY REASON THE PROCESS AGENT APPOINTED HEREBY CEASES TO BE ABLE TO ACT AS SUCH, THEN THE BORROWER AND EACH OTHER LOAN PARTY SHALL, BY AN INSTRUMENT REASONABLY SATISFACTORY TO THE ADMINISTRATIVE AGENT, APPOINT ANOTHER PERSON IN THE BOROUGH OF MANHATTAN AS SUCH PROCESS AGENT SUBJECT TO THE APPROVAL OF THE ADMINISTRATIVE AGENT. THE BORROWER AND EACH OTHER LOAN PARTY COVENANTS AND AGREES THAT IT SHALL TAKE ANY AND ALL REASONABLE ACTION, INCLUDING THE EXECUTION AND FILING OF ANY AND ALL DOCUMENTS, THAT MAY BE NECESSARY TO CONTINUE THE DESIGNATION OF THE PROCESS AGENT PURSUANT TO THIS PARAGRAPH IN FULL FORCE AND EFFECT AND TO CAUSE THE PROCESS AGENT TO ACT AS SUCH, AND (ii) EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 11.16. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.16.

Section 11.17. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower and each of the Guarantors acknowledge and agree, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Joint Lead Arrangers and Bookrunners and the Lenders are arm’s-length commercial transactions between the Borrower, the Guarantors and their respective Affiliates, on the one hand, and the Administrative Agent, the Joint Lead Arrangers and Bookrunners and the Lenders, on the other hand, (B) the Borrower and each of the Guarantors have consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower and each of the Guarantors are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Joint Lead Arrangers and Bookrunners and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, the Guarantors or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, the Joint Lead Arrangers and Bookrunners nor any Lender has any obligation to the Borrower, the Guarantors or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Joint Lead Arrangers and Bookrunners, the Lenders, and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the Guarantors and their respective Affiliates, and neither the Administrative Agent, the Joint Lead Arrangers and Bookrunners nor any Lender has any obligation to disclose any of such interests to the Borrower, the Guarantors or any of their respective Affiliates. To the fullest extent permitted by law, the Borrower and each of the Guarantors hereby waive and release any claims that it may have against the Administrative Agent, the Joint Lead Arrangers and Bookrunners and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 11.18. Electronic Execution; Electronic Records; Counterparts. This Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties and each of the Administrative Agent, and the Lenders agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lenders may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any Lender without further verification and (b) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed.pdf or any other electronic means). The Administrative Agent shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

Each of the Loan Parties and each Lender hereby waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement and any other Loan Document based solely on the lack of paper original copies of this Agreement and such other Loan Document.

Section 11.19. USA Patriot Act. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower and each other Loan Party, which information includes the name and address of the Borrower and each other Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower and each other Loan Party in accordance with the Act.

Section 11.20. Entire Agreement. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

Section 11.21. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Solely to the extent any Lender that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 11.22. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 11.22, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

Section 11.23. Representation of Dutch Loan Parties. If a Dutch Loan Party is represented by an attorney in connection with the signing and/or execution of the Loan Documents or any deed, agreement or document referred to in the Loan Documents or made pursuant to the Loan Documents, it is hereby expressly acknowledged and accepted by the other parties hereto that the existence and extent of the attorney’s authority and the effects of the attorney’s exercise or purported exercise of his authority shall be governed by the laws of the Netherlands.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

PROCAPS GROUP, S.A.,
as Borrower

By:	/s/ Carlos Alberto Piocuda Russo
	Name:	Carlos Alberto Piocuda Russo
	Title:	Vice President of Corporate Finance

[Signature Page to Procaps Credit Agreement]

PROCAPS S.A.,
as a Guarantor

By:	/s/ Carlos Alberto Piocuda Russo
	Name:	Carlos Alberto Piocuda Russo
	Title:	Alternate of the General Manager

[Signature Page to Procaps Credit Agreement]

PROCAPS, S.A. DE C.V.,
as a Guarantor

By:	/s/ Francisco Javier Picart Laurenz
	Name:	Francisco Javier Picart Laurenz
	Title:	General Manager

[Signature Page to Procaps Credit Agreement]

DIABETRICS HEALTHCARE S.A.S.,
as a Guarantor

By:	/s/ Carlos Alberto Piocuda Russo
	Name:	Carlos Alberto Piocuda Russo
	Title:	Alternate of the General Manager

[Signature Page to Procaps Credit Agreement]

SOFGEN PHARMACEUTICALS LLC,
as a Guarantor

By:	/s/ Ruben Minski
	Name:	Ruben Minski
	Title:	Chief Executive Officer and President

[Signature Page to Procaps Credit Agreement]

THE BANK OF NEW YORK MELLON,
as Administrative Agent

By:	/s/ John D. Bowman
	Name:	John D. Bowman
Title:

[Signature Page to Procaps Credit Agreement]

THE BANK OF NEW YORK MELLON,
as Collateral Agent

By:	/s/ John D. Bowman
	Name:	John D. Bowman
Title:

[Signature Page to Procaps Credit Agreement]

BANK OF AMERICA, N.A.,
as Lender

By:	/s/ Jorge Ortiz de la Pena
	Name:	Jorge Ortiz de la Pena
	Title:	Managing Director

[Signature Page to Procaps Credit Agreement]

BOFA SECURITIES, INC.,
as Joint Lead Arranger and Bookrunner

By:	/s/ Jorge Ortiz de la Pena
	Name:	Jorge Ortiz de la Pena
	Title:	Managing Director

[Signature Page to Procaps Credit Agreement]

JPMORGAN CHASE BANK, N.A.,
as Lender and Joint Lead Arranger and Bookrunner

By:	/s/ Christophe Vohmann
	Name:	Christophe Vohmann
	Title:	Executive Director

[Signature Page to Procaps Credit Agreement]

MORGAN STANLEY SENIOR FUNDING, INC.,
as Lender and Joint Lead Arranger and Bookrunner

By:	/s/ Jennifer DeFazio
	Name:	Jennifer DeFazio
	Title:	Authorized Signatory

[Signature Page to Procaps Credit Agreement]

BANCOLOMBIA (PANAMÁ) S.A.,
as Lender and Arranger

By:	/s/ Andrés Hincapié Molina
	Name:	Andrés Hincapié Molina
	Title:	General Agent

[Signature Page to Procaps Credit Agreement]

BANCO DAVIVIENDA S.A.,
as Lender and Arranger

By:	/s/ Rodrigo Arango
	Name:	Rodrigo Arango
	Title:	VP Comericial

[Signature Page to Procaps Credit Agreement]

BANCO BTG PACTUAL S.A. - CAYMAN BRANCH,
as Lender and Manager

By:	/s/ Ana Alice Antunes Haddad
	Name:	Ana Alice Antunes Haddad
	Title:	Procuradora

By:	/s/ Amanda Senna
	Name:	Amanda Senna
	Title:	Attorney-in-fac

[Signature Page to Procaps Credit Agreement]

BANCO DE CRÉDITO DEL PERÚ,
as Lender and Manager

By:	/s/ Hector Juliao Villalobos
	Name:	Hector Juliao Villalobos
	Title:	Apoderado Especial del BCP

[Signature Page to Procaps Credit Agreement]

GLOBAL BANK CORPORATION,
as Lender and Manager

By:	/s/ Otto Wolfschoon
	Name:	Otto Wolfschoon
	Title:	Attorney

[Signature Page to Procaps Credit Agreement]